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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
iPCS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
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iPCS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2008
AT 9:00 A.M. LOCAL TIME

To Our Stockholders:

        Notice is hereby given that the 2008 Annual Meeting of Stockholders of iPCS, Inc., a Delaware corporation ("iPCS"), will be held at The Hyatt Regency O'Hare, 9300 W. Bryn Mawr Avenue, Rosemont, Illinois, on May 22, 2008, at 9:00 a.m., local time, for the following purposes:

  1.
  To elect the directors to serve on our Board of Directors until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

  2.
  To approve the iPCS, Inc. Second Amended and Restated 2004 Long-Term Incentive Plan, including the reservation of an additional 600,000 shares of common stock that may be issued as awards under the Plan;

  3.
  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

  4.
  To transact such other business as may properly be brought before the meeting.

        Only stockholders of record at the close of business on March 24, 2008, the record date, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for examination by stockholders of iPCS, for any purpose germane to the annual meeting, during ordinary business hours beginning 10 days prior to the date of the meeting, at iPCS's principal executive offices at 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois 60195.

        This year, we are taking advantage of new Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the Internet. We have made these proxy materials available to you at www.proxyvote.com, or, upon your request, have delivered printed versions of these materials to you by mail. We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2008 Annual Meeting. Reference is made to the proxy statement for further information with respect to the items of business to be transacted at the annual meeting. We have not received notice of other matters that may be properly presented at the annual meeting.

        Your vote is important. Please read the proxy statement and the voting instructions on the proxy. Then, whether or not you plan to attend the annual meeting in person, and no matter how many shares you own, please download, sign, date and promptly return the proxy. If you are a holder of record, you may also cast your vote in person at the annual meeting.

                    By Order of the Board of Directors,

                    Edmund L. Quatmann, Jr.
                     Senior Vice President, General Counsel and Secretary

April 11, 2008
Schaumburg, Illinois

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2008

iPCS's Proxy Statement for the 2008 Annual Meeting of Stockholders is available at www.proxyvote.com

i

iPCS, Inc.
1901 N. Roselle Road, Suite 500
Schaumburg, Illinois 60195

PROXY STATEMENT FOR THE
2008 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

When is the 2008 Annual Meeting of Stockholders, and why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of printed proxy materials?

        The Board of Directors of iPCS, Inc., a Delaware corporation ("iPCS"), seeks your proxy for use in voting at our 2008 Annual Meeting of Stockholders or at any postponements or adjournments of the annual meeting. The Board of Directors is soliciting proxies beginning on or about April 11, 2008. Our annual meeting will be held at The Hyatt Regency O'Hare, 9300 W. Bryn Mawr Avenue, Rosemont, Illinois on Thursday, May 22, 2008, at 9:00 a.m., local time. All holders of our common stock, par value $0.01 per share, entitled to vote at the annual meeting, will receive a one-page notice in the mail regarding the Internet availability of proxy materials. Along with the proxy statement, you will also be able to access our Annual Report on Form 10-K for the year ended December 31, 2007 on the Internet.

        Pursuant to the new rules adopted by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we sent a Notice to all of our stockholders as of the record date. All stockholders may access our proxy materials on the website referred to in the Notice. Stockholders may also request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or to request a printed copy can be found on the Notice. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

        Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

        THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF iPCS.

What am I voting on?

        At the annual meeting, stockholders will act upon:

  (1)
  The election of the directors to serve on our Board of Directors until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

  (2)
  The approval of the iPCS, Inc. Second Amended and Restated 2004 Long-Term Incentive Plan, including the reservation of an additional 600,000 shares of common stock that may be issued as awards under the Plan; and

  (3)
  The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008.

Who can vote at the annual meeting?

        Only holders of record of our common stock at the close of business on March 24, 2008, the record date, will receive notice of, and be entitled to vote at, our annual meeting. At the close of business on March 24, 2008, 17,145,045 shares of our common stock were outstanding and entitled to vote. The common stock constitutes all of the securities of iPCS entitled to vote at the annual meeting.

What constitutes a quorum?

        If holders of a majority of the shares of our common stock, issued and outstanding on the record date and entitled to vote, are present at the meeting, either in person or by proxy, we will have a quorum to transact business. Abstentions and broker non-votes, if any, will be counted as shares present for purposes of determining the presence of a quorum.

What are the voting rights of the holders of iPCS's common stock?

        In deciding all matters, a holder of common stock on the record date will be entitled to cast one vote for each share of common stock registered in that holder's name on each matter to be voted upon at the annual meeting.

What vote is required to approve each proposal?

        Election of Directors:    Election of each director nominee named in Proposal No. 1 requires the affirmative vote of a plurality of the shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Votes may be cast in favor of, or withheld with respect to, one or more of the director nominees. Withheld votes, if any, will have no effect on the proposal. Broker non-votes, if any, will have no effect on the vote for the proposal. Stockholders may not cumulate votes in the election of directors.

        Approval of the iPCS, Inc. Second Amended and Restated 2004 Long-Term Incentive Plan:    Approval of the iPCS, Inc. Second Amended and Restated 2004 Long-Term Incentive Plan, as specified in Proposal No. 2, requires the affirmative vote of at least a majority of the shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes, if any, will have no effect on the vote for this proposal.

        Ratification of Independent Registered Public Accounting Firm:    Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008, as specified in Proposal No. 3, requires the affirmative vote of at least a majority of the shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Broker non-votes, if any, will have no effect on the vote for this proposal. Abstentions will have the same effect as a vote against this proposal. If this selection is not ratified by our stockholders, our Audit Committee may reconsider its selection.

Who conducts the proxy solicitation?

        The Board of Directors of iPCS is soliciting the proxies, and iPCS will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to these beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation material to the beneficial owners. The initial solicitation of proxies may be supplemented by telephone, telegram, telecopy, Internet and personal solicitation by our directors, officers or other regular employees.

How do I vote?

        Stockholders of record can choose one of the following ways to vote:

  (1)
  By mail: Please download and print the proxy card from the Internet at www.proxyvote.com, complete, sign, date and return the proxy card to:

      iPCS, Inc.
      c/o Broadridge
      51 Mercedes Way
      Edgewood, NY 11717

  (2)
  By Internet: www.proxyvote.com

  (3)
  By telephone: 1-800-690-6903

  (4)
  In person at the annual meeting.

        By casting your vote in any of the four ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

        If you hold our voting securities in "street name," only your broker or bank can vote your shares. If you want to vote in person at our annual meeting and you hold our voting securities in street name, you must obtain a proxy from your broker and bring that proxy to our annual meeting.

How do I vote using the proxy card?

        If the proxy is properly signed and returned, the shares represented by the proxy will be voted at the annual meeting according to the instructions indicated on your proxy. If the proxy does not specify how your shares are to be voted, your shares represented by the proxy will be voted:

  (1)
  FOR the election of the nominees proposed by the Board of Directors of iPCS;

  (2)
  FOR the approval of the iPCS, Inc. Second Amended and Restated 2004 Long-Term Incentive Plan, including the reservation of an additional 600,000 shares of common stock that may be issued as awards under the Plan; and

  (3)
  FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008.

Can I change my vote?

        You may revoke your proxy by doing any of the following:

  (1)
  sending a written notice of revocation to our Secretary, dated later than the proxy you want to revoke, before the vote is taken at the annual meeting;

  (2)
  properly executing a later dated proxy before the vote is taken at the annual meeting; or

  (3)
  voting in person at the annual meeting (your attendance at the annual meeting, in and of itself, will not revoke the earlier proxy).

        Any written notice of revocation, or later dated proxy, should be delivered to: iPCS, Inc., 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois 60195, Attention: Edmund L. Quatmann, Jr., Senior Vice President, General Counsel and Secretary.

ELECTION OF DIRECTORS OF iPCS

        At the annual meeting, stockholders will vote on the election of Messrs. Yager, Biltz, Jones, Langdon, Roe, Thomsen, Vantzelfde, and Zinterhofer to serve as directors until the next annual meeting of stockholders or until their respective successors have been elected and qualified. Each of these individuals is currently serving as an iPCS director. iPCS does not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the iPCS board may nominate.

        The following table sets forth information concerning our director nominees as of the date of this proxy statement.

Name	Age
Timothy M. Yager	38
Timothy G. Biltz	49
Jeffrey W. Jones	46
Ryan L. Langdon	35
Kevin M. Roe	40
Mikal J. Thomsen	51
Nicholas J. Vantzelfde	28
Eric L. Zinterhofer	36

Nominees.

        Timothy M. Yager has been a Director and our President and Chief Executive Officer since the effective date of our plan of reorganization in July 2004 and was our Chief Restructuring Officer since January 2003. Mr. Yager was previously President, Chief Executive Officer and Manager of Illinois PCS, LLC (the predecessor of iPCS Wireless, Inc.) from January 1999 until July 2000 and had been President, Chief Executive Officer and Director of iPCS since its formation in March 2000 until November 30, 2001, the closing date of our acquisition by AirGate PCS, Inc. From December 2001 until December 2002, he was a director of AirGate PCS, Inc. From January 1995 to January 1999, he was the Senior Vice President of Geneseo Communications, Inc., an independent telephone company in Illinois. During this time, he was also the Chief Operating Officer, General Manager and later the President of GenSoft Systems, Inc., a subsidiary of Geneseo Communications, Inc., that designs software to provide information and billing services to the telecommunications industry. Mr. Yager was a member of the Board of Directors of Cambridge Telcom from April 1997 to November 2001.

        Timothy G. Biltz has been a Director since the consummation of our merger with Horizon PCS in July 2005, and has served as the Chairman of the Board since November 2, 2006. Mr. Biltz serves on the board of directors and the audit and compensation committees of NTELOS Holding Corp. He served as a director of Horizon PCS from the consummation of its reorganization in October 2004 until the merger. Mr. Biltz was the Chief Operating Officer of SpectraSite Holdings, Inc. (predecessor to SpectraSite, Inc.) from August 1999 to August 2005, and also served as a director of SpectraSite from June 2004 to August 2005, when SpectraSite closed its merger with American Tower Corporation. Prior to joining SpectraSite, Mr. Biltz spent 10 years at Vanguard Cellular Systems, Inc., most recently as Executive Vice President and Chief Operating Officer. He joined Vanguard in 1989 as Vice President of Marketing and Operations and was Executive Vice President and President of U.S. Wireless Operations from November 1996 until May 1998, when he became Chief Operating Officer. SpectraSite Holdings, Inc. filed for Chapter 11 protection under the United States bankruptcy laws on November 15, 2003.

        Jeffrey W. Jones has been a Director since the consummation of our merger with Horizon PCS in July 2005. He served as a director of Horizon PCS from the consummation of its reorganization in

October 2004 until the merger. Mr. Jones is the Senior Executive Vice President and Chief Financial Officer of Vail Resorts, Inc., an NYSE-traded travel and leisure company. He joined Vail Resorts in September 2003 and was named Chief Financial Officer in November 2003. From June 1999 to September 2003, Mr. Jones served as Executive Vice President and Chief Financial Officer of Clark Retail Enterprises, Inc. in Chicago, Illinois.

        Ryan L. Langdon has been a Director since June 2005. Mr. Langdon is a Senior Managing Director of Newport Global Advisors. Prior to September 2005, Mr. Langdon was a Managing Director and Portfolio Manager of distressed debt for the High Yield Group of AIG Global Investment Corp. (a Subsidiary of American International Group) ("AIGGIC"), where he had been employed since February 2002, initially as an analyst in the telecommunications sector. Prior to joining AIGGIC, Mr. Langdon was a high yield telecommunications and cable analyst with ABN AMRO from June 1999 to February 2002, and prior to that was an analyst with Pacholder Associates from October 1995 to June 1999.

        Kevin M. Roe has been a Director since the effective date of our plan of reorganization in July 2004. In January 2003, Mr. Roe founded Roe Equity Research, LLC, an independent sell-side equity research firm focusing on the wireless and wireline telecommunications services sector. Mr. Roe has also served as the President of Roe Equity Research, LLC since its inception. From May 1995 to March 2002, Mr. Roe served as Senior Equity Research Analyst and Head of the U.S. Telecommunication Services equity research team of ABN AMRO Inc., most recently serving as a Managing Director. From July 1993 until May 1995, Mr. Roe served in the Telecommunications Services equity research team of PaineWebber, Inc.

        Mikal J. Thomsen has been a Director since April 2007. Mr. Thomsen is a partner and co-founder of Trilogy Equity Partners, a Seattle-based investment firm founded in 2005. From May 1999 to July 2005, when it was sold to Alltel Corporation, Mr. Thomsen served as President of Western Wireless Corporation, where he also served as a director from October 2000 to the closing of its acquisition. Mr. Thomsen served as Chief Operating Officer of Western Wireless and one of its predecessors from 1991 to May 2002, and in this capacity was responsible for all domestic cellular operations since August 1998. He was also a Managing Director of one of Western Wireless's predecessors from 1991 until Western Wireless was formed in 1994. From 1983 to 1991, Mr. Thomsen held various positions at McCaw Cellular Communications, serving as General Manager of its International Division from 1990 to 1991 and as General Manager of its West Florida Region from 1987 to 1990. Mr. Thomsen is also a director of Winebid.com, SnapIn Software, and Sparkplug Corporation. Mr. Thomsen also serves as a member of the Washington State University Foundation Board of Governors and as a director of the Tacoma Museum of Glass.

        Nicholas J. Vantzelfde has been a Director since November 2007. Mr. Vantzelfde is the founder of CMA Capital, a private investment fund founded in March 2007. From August 2002 to March 2007, Mr. Vantzelfde served as a director and a member of the management committee at Altman Vilandrie & Company, a 30-person boutique strategy consulting firm. From May 1999 to June 2002, Mr. Vantzelfde served as senior analyst for Cambridge Strategic Management Group (CSMG), a telecom strategy consulting firm now known as CSMG ADVENTIS, a TMNG Global Company. Mr. Vantzelfde is currently a senior advisor on broadband and wireless-related policy issues to the Massachusetts Technology Collaborative, the state's economic development agency for renewable energy and the innovation economy. He also is on the Board of Directors of openairboston.net, the City of Boston's wireless initiative

        Eric L. Zinterhofer has been a Director since November 2006. Mr. Zinterhofer is a partner at Apollo Management, L.P. and has been with Apollo since 1998. From 1994 to 1996, Mr. Zinterhofer was a member of the Corporate Finance Department at Morgan Stanley Dean Witter & Co. From 1993 to 1994, Mr. Zinterhofer was a member of the Structured Equity Group at J.P. Morgan Investment Management. Mr. Zinterhofer is a member of the board of directors of Affinion Group, Inc., Central European Media Enterprises Ltd., Dish TV India Limited and Unity Media GmbH.

Director Independence.

        The Board of Directors affirmatively determined that Messrs. Biltz, Jones, Langdon, Roe, Thomsen, Vantzelfde and Zinterhofer are "independent directors" pursuant to the rules of The Nasdaq Stock Market ("Nasdaq"). Accordingly, a majority of the current members of our Board of Directors are independent directors.

Meetings of our Board of Directors.

        During the year ended December 31, 2007, our Board of Directors held 12 meetings and acted by written consent on one occasion. Each of the directors attended at least 75% of (a) the total number of meetings of our Board of Directors and (b) the total number of meetings held by any committee of the Board upon which such director served.

Committees of our Board of Directors.

        Our Board of Directors has established four standing committees:

  •
  Executive Committee;

  •
  Audit Committee;

  •
  Compensation Committee; and

  •
  Nominating and Corporate Governance Committee.

        Each committee operates pursuant to a written charter, copies of which are available in the "About" section of our Internet website at www.ipcswirelessinc.com.

        Executive Committee.    Our Executive Committee is required to be comprised of not fewer than two directors elected by a majority of our Board. Our Executive Committee shall exercise all the powers and authority of the Board in the intervals between regularly scheduled meetings of the Board except as to certain matters specified in its Charter and such matters that are not permitted to be taken by a committee of the Board under applicable law, rule or regulation, or under our Certificate of Incorporation or Bylaws. Our Executive Committee was formed in January 2008 and is comprised of Messrs. Biltz (Chairman), Yager and Zinterhofer.

        Audit Committee.    Our Audit Committee is required to be comprised of not fewer than three directors elected by a majority of our Board. Our Audit Committee oversees our accounting and financial reporting processes, as well as the audits of our financial statements, including retaining and discharging our independent registered public accounting firm. Our Audit Committee is comprised of Messrs. Jones (Chairman), Biltz and Roe.

        Our Board of Directors has determined that Mr. Jones, the chairman of our Audit Committee, is an "Audit Committee financial expert" and that each member of the Audit Committee is "independent," as those terms are defined in the rules of the Securities and Exchange Commission ("SEC").

        During the year ended December 31, 2007, the Audit Committee held 11 meetings and acted by written consent on one occasion.

        Compensation Committee.    Our Compensation Committee is required to be comprised of not fewer than three directors elected by a majority of our Board. Our Compensation Committee oversees the administration of our benefit plans, including the iPCS incentive plan and the Horizon PCS incentive plan, reviews and administers all compensation arrangements for executive officers and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. Our Compensation Committee is comprised of Messrs. Langdon (Chairman), Thomsen and Zinterhofer.

Our Board of Directors has determined that each member of the Compensation Committee is independent.

        During the year ended December 31, 2007, the Compensation Committee held 5 meetings and acted by written consent on two occasions.

        Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee is required to be comprised of not fewer than three directors elected by a majority of our Board. Our Nominating and Corporate Governance Committee's responsibilities include identifying and recommending to the Board appropriate director nominee candidates and providing oversight with respect to corporate governance matters. Our Nominating and Corporate Governance Committee is comprised of Messrs. Roe (Chairman), Jones and Langdon. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent.

        During the year ended December 31, 2007, the Nominating and Corporate Governance Committee held 3 meetings and acted by written consent on one occasion.

Director Nominee Criteria and Recommendations.

        The Nominating and Corporate Governance Committee believes that, at a minimum, candidates for membership on the Board of Directors should have demonstrated an ability to make a meaningful contribution to the Board of Directors' oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee recommends director nominees to the Board of Directors based on, among other things, its evaluation of a candidate's knowledge, experience, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and a willingness to devote adequate time and effort to board responsibilities.

        The Nominating and Corporate Governance Committee identifies potential nominees as necessary by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders.

        Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee requests information from the candidate, reviews the person's accomplishments and qualifications, comparing them to any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. The Nominating and Corporate Governance Committee may also engage the services of an independent third party to conduct a background check of any candidate. In certain instances, members of the Nominating and Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments.

        In addition to stockholder proposals of director nominees submitted in accordance with our bylaws, as summarized below under "Submission of Stockholder Proposals for 2009 Annual Meeting," the Nominating and Corporate Governance Committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the Nominating and Corporate Governance Committee in care of the General Counsel and Secretary,

iPCS, Inc. at 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois 60195. Director recommendations submitted by stockholders should include the following:

  •
  all information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

  •
  the name(s) and address(es) of the stockholder(s) making the nomination;

  •
  the number of shares of iPCS owned beneficially and of record by such stockholder(s); and

  •
  appropriate biographical information and a statement as to the qualification of the nominee.

        The stockholder recommendation and information described above must be delivered to the Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is not within 25 days of the anniversary of the preceding year's annual meeting, notice by the stockholder must be delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made.

        The Nominating and Corporate Governance Committee uses a similar process to evaluate candidates to the board of directors recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

Executive Sessions.

        Our independent directors met in executive sessions following most scheduled Board meeting without any members of management or non-independent directors present. The chairman of our board, Mr. Biltz, presided at these sessions.

Communications with Directors.

        The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent in care of the General Counsel and Secretary, iPCS, Inc. at 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois 60195. All communications received as set forth in the preceding paragraph will be forwarded promptly to the addressee(s).

        We do not have a formal policy on director attendance at annual meetings. We invite our directors to attend the annual meeting of stockholders and, if appropriate, schedule a meeting of our Board immediately following it. Messrs. Biltz, Jones, Langdon, Roe, Thomsen and Yager were present for last year's annual meeting.

Section 16(a) Beneficial Ownership Reporting Compliance.

        Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our outstanding common stock to file with the SEC, and also with each exchange on which our common stock trades, initial reports of ownership and reports of changes in ownership of common stock. Directors, officers and greater than 10% beneficial owners are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon our review of such forms furnished to us during the year ended December 31, 2007, we believe that our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements on a timely basis during the year ended December 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table presents information regarding the beneficial ownership of our common stock as of April 1, 2008 with respect to: (i) each person who, to our knowledge, is the beneficial owner of 5% or more of our outstanding common stock; (ii) each of our directors; (iii) our President and Chief Executive Officer; (iv) each of the other Named Executive Officers (as defined below); and (v) all executive officers and directors as a group.

	Shares of Common Stock Beneficially Owned(2)
Name and Address(1)	Number of Shares	Percentage of Class
AIG Global Investment Corp.(3)	2,937,444	17.2%
Silver Point Capital, L.P.(4)	2,892,068	17.0%
Apollo Management IV, L.P.(5)	1,356,351	8.0%
Greywolf Capital Management LP(6)	1,236,769	7.2%
3V Capital Management LLC(7)	1,166,858	6.9%
Reed Conner & Birdwell, LLC(8)	931,038	5.5%
Timothy M. Yager(9)	356,381	2.1%
Timothy G. Biltz(10)	29,368	*
Jeffrey W. Jones(11)	29,368	*
Ryan L. Langdon(12)	21,035	*
Kevin M. Roe(13)	23,430	*
Mikal J. Thomsen(14)	10,240	*
Nicholas J. Vantzelfde(15)	3,125	*
Eric L. Zinterhofer(16)	11,455	*
Stebbins B. Chandor, Jr.(17)	97,658	*
Conrad J. Hunter(18)	35,000	*
John J. Peterman(19)	56,067	*
Edmund L. Quatmann, Jr.(20)	19,276	*
Craig A. Kinley(21)	20,239	*
Alan G. Morse(22)	—	—
All executive officers and directors as a group (14 persons)(23)	713,267	4.0%

*
Less than 1%.

(1)
Except as otherwise indicated below, the address for each director and executive officer is 1901 North Roselle Road, Suite 500, Schaumburg, Illinois 60195.

(2)
Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if such person has or shares the right to vote or dispose of such common stock, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table.

(3)
As reflected in a Schedule 13G/A filed on February 13, 2008 with respect to its holdings on December 31, 2007. The filing relates to securities owned directly or indirectly by (i) American International Group, Inc. ("AIG"), a Delaware corporation; (ii) AIG Global Asset Management Holdings Corp. ("AIG GAMH"), a Delaware corporation; and (iii) AIG Global Investment Corp. ("AIG GIC"), a New Jersey corporation. AIG GAMH and AIG GIC are subsidiaries of AIG. The address for AIG and AIG GAMH is 70 Pine Street, New York, NY 10270. The address for AIG GIC is 175 Water Street, New York, NY 10038.

(4)
As reflected in a Schedule 13G filed on July 18, 2007 with respect to its holdings on December 31, 2006. Silver Point Capital, L.P. investment manages the funds held by Silver Point

  Capital Offshore Fund, Ltd., Silver Point Capital Fund, L.P. and SPCP Group, L.L.C. (collectively, the "Silver Point Funds"). By virtue of its status as investment manager, Silver Point Capital, L.P. may be deemed to be the beneficial owner of the shares of common stock held by the Silver Point Funds. Mr. Edward Mule and Mr. Robert O'Shea are partners of Silver Point Capital, L.P. and have voting and investment power with respect to the shares of common stock held by the Silver Point Funds. They may be deemed to be the beneficial owners of the shares of the common stock held by the Silver Point Funds. Each of Messrs. Mule and O'Shea disclaims beneficial ownership of the shares of common stock held by the Silver Point Funds, except to the extent of any pecuniary interest. The address for Silver Point Capital, L.P. Is 2 Greenwich Plaza, Greenwich, Connecticut 06830.

(5)
As reflected in a Schedule 13D/A filed on May 18, 2007 with respect to its holdings on May 16, 2007. Apollo Management IV, L.P. manages the funds held by Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (collectively, the "Apollo Funds"). The managing general partner of the Apollo Funds is Apollo Advisors IV, L.P., a Delaware limited partnership, the general partner of which is Apollo Capital Management IV, Inc., a Delaware corporation. The directors and principal executive officers of Apollo Capital Management IV, Inc. are Messrs. Leon D. Black and John J. Hannan. Each of Messrs. Black and Hannan disclaims beneficial ownership of the shares of common stock owned by the Apollo Funds. The address for the Apollo Funds is 9 West 57th Street, 43rd Floor New York, NY 10019.

(6)
As reflected in a Schedule 13G/A filed on January 22, 2008 with respect to holdings on December 31, 2007. The filing relates to (i) securities owned directly by Greywolf Capital Partners II LP, a Delaware limited partnership ("Greywolf Capital II") and (ii) securities owned directly by Greywolf Capital Overseas Fund, a Cayman Islands exempted company ("Greywolf Overseas" and collectively with Greywolf Capital II, the "Greywolf Funds"). Greywolf Advisors LLC, a Delaware limited liability company (the "General Partner"), is the general partner of Greywolf Capital II. Greywolf Capital Management LP, a Delaware limited partnership (the "Investment Manager"), is the investment manager of the Greywolf Funds. Greywolf GP LLC, a Delaware limited liability company (the "Investment Manager General Partner"), is the general partner of the Investment Manager. Jonathan Savitz is the senior managing member of the General Partner and the sole managing member of the Investment Manager General Partner. The number of shares listed for each of the General Partner, the Investment Manager, the Investment Manager General Partner and Jonathan Savitz include the aggregate shares of common stock held by the Greywolf Funds. Each of the General Partner, the Investment Manager, the Investment Manager General Partner and Jonathan Savitz disclaims beneficial ownership of any shares of common stock owned by the Greywolf Funds. The address for (i) Greywolf Capital II, the General Partner, the Investment Manager, the Investment Manager General Partner and Jonathan Savitz is 4 Manhattanville Road, Suite 201, Purchase, NY 10577 and (ii) Greywolf Overseas is Queensgate House, South Church Street, P.O. Box 1234, George Town, Grand Cayman.

(7)
As reflected in a Schedule 13G filed on May 29, 2007 with respect to its holdings on December 31, 2006. The filing relates to securities owned directly by (i) 3V Capital Management LLC ("3V"), a Delaware limited liability company, (ii) Scott A. Stagg, and (iii) Gary Katcher. Messrs. Stagg and Katcher are both Managing Members of 3V. The address for 3V, and Messrs. Stagg and Katcher is 3 Greenwich Office Park, Greenwich, Connecticut 06831.

(8)
As reflected in a Schedule 13G filed on February 14, 2008 with respect to its holdings on December 31, 2007. The filing relates to securities owned directly by Reed Conner & Birdwell, LLC ("RCB"). The principal executive officers of RCB are Messrs. Donn B. Conner and Jeffrey Bronchick. The address for RCB is 11111 Santa Monica Boulevard, Suite 1700, Los Angeles, CA 90025.

(9)
Includes 244,836 shares of common stock issuable upon the exercise of stock options exercisable on April 1, 2008 or within 60 days of such date and 28,000 shares of restricted stock subject to vesting.

(10)
Consists of 29,368 shares of common stock issuable upon the exercise of stock options exercisable on April 1, 2008 or within 60 days of such date.

(11)
Consists of 29,368 shares of common stock issuable upon the exercise of stock options exercisable on April 1, 2008 or within 60 days of such date.

(12)
Consists of 21,035 shares of common stock issuable upon the exercise of stock options exercisable on April 1, 2008 or within 60 days of such date.

(13)
Consists of 23,430 shares of common stock issuable upon the exercise of stock options exercisable on April 1, 2008 or within 60 days of such date.

(14)
Consists of 7,500 shares of common stock issuable upon the exercise of stock options exercisable on April 1, 2008 or within 60 days of such date.

(15)
Consists of 3,125 shares of common stock issuable upon the exercise of stock options exercisable on April 1, 2008 or within 60 days of such date.

(16)
Consists of 11,455 shares of common stock issuable upon the exercise of stock options exercisable on April 1, 2008 or within 60 days of such date. Mr. Zinterhofer is a partner with Apollo Management, L.P. and disclaims beneficial ownership of the securities owned by the Apollo Funds.

(17)
Consists of 89,158 shares of common stock issuable upon the exercise of stock options exercisable on April 1, 2008 or within 60 days of such date and 8,500 shares of restricted stock subject to vesting.

(18)
Consists of 15,000 shares of common stock issuable upon the exercise of stock options exercisable on April 1, 2008 or within 60 days of such date and 20,000 shares of restricted stock subject to vesting.

(19)
Consists of 51,267 shares of common stock issuable upon the exercise of stock options exercisable on April 1, 2008 or within 60 days of such date and 4,800 shares of restricted stock subject to vesting.

(20)
Consists of 14,276 shares of common stock issuable upon the exercise of stock options exercisable on April 1, 2008 or within 60 days of such date and 5,000 shares of restricted stock subject to vesting.

(21)
Consists of 15,439 shares of common stock issuable upon the exercise of stock options exercisable on April 1, 2008 or within 60 days of such date and 5,000 shares of restricted stock subject to vesting.

(22)
Mr. Morse ceased to be our Chief Operating Officer as of January 24, 2007. We are not able to confirm Mr. Morse's holdings of our common stock as of April 1, 2008.

(23)
Includes 555,882 shares of common stock issuable upon the exercise of stock options exercisable on April 1, 2008 or within 60 days of such date and 71,100 shares of restricted stock subject to vesting.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers.

        The following table sets forth information concerning our executive officers as of the date of this proxy statement. Our executive officers are elected annually by our Board of Directors and serve until their successors are duly elected and qualified.

Name	Age	Position
Timothy M. Yager	38	Director, President and Chief Executive Officer
Stebbins B. Chandor, Jr.	48	Executive Vice President and Chief Financial Officer
Conrad J. Hunter	50	Executive Vice President and Chief Operating Officer
John J. Peterman	47	Senior Vice President of Sales and Marketing
Craig A. Kinley	39	Senior Vice President of Engineering and Network Operations
Edmund L. Quatmann, Jr.	37	Senior Vice President, General Counsel and Secretary
James F. Ingold	43	Vice President and Controller

        Set forth below is a brief description of the present and past business experience of each person who serves as an executive officer of iPCS and who is not also serving as a director.

        Stebbins B. Chandor, Jr. has been our Executive Vice President and Chief Financial Officer since March 2004. Prior to August 2005, Mr. Chandor was also responsible for iPCS's operations. Previously, he was Senior Vice President, Chief Financial Officer of iPCS (and its predecessor) from March 2000 until November 30, 2001, the closing date of our acquisition by AirGate PCS, Inc. From August 1995 to March 2000, Mr. Chandor was Senior Vice President and Chief Financial Officer for Metro One Telecommunications, Inc., a publicly traded provider of enhanced directory assistance and information services to the wireless telecommunications industry. From June 1985 to August 1995, Mr. Chandor served in various corporate finance capacities with BA Securities, Inc., a wholly owned subsidiary of BankAmerica Corporation, and affiliated or predecessor firms including Bank of America and Continental Bank N.A.

        Conrad J. Hunter has been our Executive Vice President and Chief Operating Officer since August 2007. From February 2000 until July 2007, Mr. Hunter was a Vice President of United States Cellular Corporation, most recently Vice President—Midwest Operations. Prior to joining United States Cellular Corporation, Mr. Hunter was Vice President and General Manager of the Virginia region of PrimeCo PCS from March 1999 to February 2000.

        John J. Peterman has been our Senior Vice President of Sales and Marketing since August 2004. From June 2004 until August 2004, Mr. Peterman was the Vice President for Business Development for ClearLinx Network Corporation, a wireless networking company. From November 1998 until June 2004, he was Vice President of the Midwest Region of American Tower Corporation, a publicly held owner and operator of broadcast and wireless communications sites. Prior to November 1998, Mr. Peterman was Vice President of Sales and Distribution with 360 Communications (formerly Sprint Cellular), and from 1989 to 1996, he managed most of Sprint Cellular's wireless operations in Ohio.

        Craig A. Kinley has been our Senior Vice President of Engineering and Network Operations since January 2007 and previously our Vice President of Engineering and Network Operations since June 2003. From September 1999 until June 2003, he was Senior Director of Engineering and Network Operations with AirGate PCS, Inc. with responsibility during the latter portion of his service for iPCS's territory. From April 1998 to June 1999, Mr. Kinley was a Project Manager with Compass Telecom Services LLC and served as a consultant to AirGate PCS, Inc. with the development and build-out of its network. From April 1997 to February 1998, he was a Regional Coordinator with Sprint Spectrum L.P.

        Edmund L. Quatmann, Jr. has been our General Counsel since November 2004, our Secretary since December 2004 and a Vice President since December 2005. In January 2008, Mr. Quatmann was named Senior Vice President. Prior to joining us, Mr. Quatmann practiced in the Corporate and Securities Group of the law firm of Mayer Brown LLP in Chicago, Illinois from October 1998 until November 2004. From September 1996 until October 1998, Mr. Quatmann practiced in the Business/Transactional Group of the law firm of Bryan Cave LLP in St. Louis, Missouri.

        James F. Ingold has been our Vice President and Controller since January 2008. From August 2003 to January 2008, he was the Corporate Controller for Littelfuse, Inc., a publicly-traded manufacturer of electronic products. From January 1999 to August 2003, he was the Director of Accounting for FleetPride, Inc., a retailer and distributor of truck parts. From July 1990 to January 1999, he held various corporate financial positions with Tenneco Packaging, Inc., a publicly-traded manufacturer of consumer and specialty-packaging products, which has since changed its name to Pactiv Corporation. Prior to July 1990, he was an accountant with Deloitte & Touche LLP.

Compensation Discussion & Analysis.

        The Compensation Committee of the Board of Directors is responsible for establishing and administering the compensation policy for iPCS's executive officers. Specifically, the Compensation Committee is responsible for establishing each component of compensation for the chief executive officer, and for reviewing and approving the recommendations of the chief executive officer for each component of compensation for the other executive officers.

        For purposes of determining 2007 compensation, our executive officers were Messrs. Yager, Chandor, Morse, Quatmann, Peterman and Kinley and Patricia M. Greteman. For purposes of determining 2008 compensation, our executive officers were Messrs. Yager, Chandor, Hunter, Quatmann, Peterman and Kinley.

        Philosophy and Key Objectives. iPCS's compensation philosophy is designed to provide incentives to and reward our executive officers in order to accomplish our primary objective of creating value for our stockholders in both the short and long-term. To achieve these objectives, the Compensation Committee approves competitive cash compensation to attract and retain the highest quality executive officers, provides variable pay opportunities through target bonuses and equity grants that motivate and reward our executives for superior performance and establishes an appropriate relationship between awards under executive cash and equity compensation plans that align the performance goals under the plans with iPCS's objectives. Because iPCS operates in a highly competitive and challenging wireless telecommunications subscriber environment, iPCS's compensation packages are designed to attract and retain talented executives who can execute iPCS's growth strategy. The Compensation Committee has not adopted any formula for the allocation of compensation between current and long-term payout or between cash and non-cash elements.

        Peer Group Analysis and Compensation Consultants. The Compensation Committee analyzes market data and evaluates individual executive performance with a goal of setting compensation at levels it believes, based on its general business and industry knowledge and experience, are comparable with compensation levels of executives in other companies of similar size operating in the wireless telecommunications industry. The Compensation Committee engages compensation consulting firms to provide guidance regarding competitive compensation practices, industry peer analysis and recommendations. Using this guidance and peer group compensation information as a point of reference, the Compensation Committee then focuses on iPCS and individual performance in determining each component of annual compensation.

        For 2007, the Compensation Committee engaged Watson Wyatt Worldwide, Inc. as its compensation consulting firm, and for 2008, the Compensation Committee engaged Hewitt Associates. Under the direction of the Compensation Committee, various members of senior management support the work of the compensation consulting firms to, among other things, explain the roles and responsibilities of the executive officers to ensure more valid peer group executives compensation comparisons.

        In the competitive assessment for setting 2007 compensation performed by Watson Wyatt, the competitive peer group analysis was comprised of the following nine companies in the wireless telecommunications industry: Centennial Communications Corp., Dobson Communications Corp., Global Signal, Inc., Inphonic, Inc., Leap Wireless International, Inc., Ntelos Holdings Corp., Rural Cellular Corp., SunCom Wireless Holdings, Inc., and USA Mobility, Inc. These companies were selected because of their comparability to iPCS on the basis of revenue, market capitalization and EBITDA. As part of the assessment, Watson Wyatt compared the financial performance of the peer companies on several reported metrics against those of iPCS, as well as on total stockholder return for the prior year. Watson Wyatt also referenced a telecommunications industry compensation survey prepared by another compensation consultant and its own broader publicly-traded company survey.

        For 2007, Watson Wyatt determined that, at the 50th percentile of the peer group compensation data, iPCS's 2006 senior executive compensation was 3% above Watson Wyatt's market estimate in base salary, 5% below its market estimate in total cash compensation, and 13% below its market estimate in total direct compensation which includes long-term incentives. This assessment of iPCS's 2006 compensation levels incorporated Watson Wyatt's valuation estimates based on its volatility assumptions for iPCS's equity grants. The Compensation Committee considered Watson Wyatt's conclusions in its 2007 compensation decisions discussed below.

        Policy for Equity Award Grants. The equity award grants in March 2007 were made at a scheduled meeting of the Compensation Committee when iPCS's 2006 financial performance was available to be reviewed by the Compensation Committee. These grants were made at an exercise price equal to the closing price of the stock on the date of grant. Prior to its March 2007 equity awards, which was the first year of annual grants, equity awards were granted either upon the effective date of our emergence from bankruptcy in July 2004 to the executives employed at such date, or at the date of commencement of employment pursuant to the terms of their employment agreements for those executives subsequently hired. The initial grants made upon our emergence from bankruptcy were made with an exercise price equal to our common stock per share valuation at emergence determined by an independent valuation firm and approved by the bankruptcy court prior to the existence of a public trading market for our common stock. Grants made to new hires have an exercise price equal to the closing price on the initial date of employment under the employment agreement.

        iPCS's Compensation Program Elements. The components of our compensation for executive officers include base salary, annual cash incentive bonuses and long-term incentive compensation in the form of equity grants. Other benefits and perquisites are not a meaningful element of compensation.

        Each of iPCS's executive officers is party to an employment agreement pursuant to which such executive officer's compensation is determined as described under "Executive Compensation—Employment Contracts." Each of the employment agreements provides for a minimum annual base salary, a target annual incentive bonus and an initial grant of options under the iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan.

        Base Salary. The initial base salary for each executive was established through negotiation at the time the executive was hired, taking into account the executive's qualifications, experience, prior salary and competitive salary information. Each executive's employment agreement provides that the initial base salary is to be reviewed by the Chief Executive Officer and/or the Compensation Committee each year and, following such review, the annual base salary may be adjusted upward, but not decreased. Although the Compensation Committee does not use a formula or follow pre-set guidelines when determining whether to increase an executive officer's annual base salary, it generally takes into account the following factors:

  •
  compensation consultant's competitive assessments, such as those performed by Watson Wyatt and Hewitt, and other available market data;

  •
  internal review of the executive officer's compensation, taking into account the executive officer's specific responsibilities; and

  •
  the recommendation of the Chief Executive Officer based on his assessment of the individual performance of the executive officer.

        After reviewing and considering Watson Wyatt's findings, the Compensation Committee increased the base salary of the Chief Executive Officer for 2007 by approximately 4% based on iPCS's and his performance for the prior year. Additionally, after reviewing and considering Watson Wyatt's findings and the recommendations of the Chief Executive Officer, the Compensation Committee increased the base salaries of the other executive officers for 2007 by 5% to 10%, in each case based on such officer's performance for the prior year. Base salary accounted for approximately 60-80% of each executive officer's total cash compensation in 2007, depending on that executive's role with iPCS.

        Annual Performance Bonus. The employment agreements provide for each executive officer's participation in the executive compensation strategy and incentive design plan, or bonus plan, which is an annual incentive cash compensation plan based on iPCS's annual financial and operating business plan expressed in certain operational or financial goals. The objective of the bonus plan is to motivate and retain executives who could, through their individual and collective efforts, help iPCS achieve its principal financial and operating performance goals. The Compensation Committee believes that basing annual cash bonuses for executive officers on pre-determined company performance metrics establishes a direct and powerful link between our executives' pay and our financial and operational success. The Compensation Committee further believes that the achievement of the goals for these operating performance metrics are closely correlated to the creation of longer term stockholder value as these metrics are reported by iPCS and tracked by investors.

        For 2007, the metrics were weighted as follows: EBITDA (60%), net subscriber additions (30%) and individual performance goals related to each executive's responsibilities (10%). For 2007, the target for EBITDA was $80.5 million—the approximate midpoint of iPCS's initial guidance range provided to the public by iPCS. Annual bonuses paid to our executive officers under the bonus plan are based on iPCS's achievement of those specific corporate performance goals established by the Compensation Committee as reflected on the executive scorecard for that year. Target bonus percentages for our executive officers under the bonus plan were established in each executive officer's employment agreement as a percentage of each individual executive officer's base salary. A formula that assigns relative weights to the attainment of these metrics determines the percentage within the range of 50% to 200% at which the target bonus is paid for all executive officers. This formula is referred to by iPCS as the "executive scorecard."

        As part of the annual compensation review process in March 2007, the Compensation Committee increased the target bonus percentage for Messrs. Yager and Chandor to 80% and 65%, respectively, in order to create a stronger link between these executives' compensation and iPCS's performance.

        In March 2008, the Compensation Committee evaluated iPCS's actual performance for 2007 against the EBITDA and net subscriber goals and the executive's individual goals and approved the payment of bonuses for 2007 to our executive officers at 100% of each executive officer's target for 2007. iPCS slightly exceeded the EDITDA target and slightly underperformed on the subscriber addition target. Individual executive goals, principally related to the management of the disputes against Sprint, were exceeded by the executives.

        Pursuant to each executive's employment agreement, the Compensation Committee may use its discretion to increase or decrease each executive's bonus payable under the bonus plan by an amount equal to 20% of such executive's base salary based on a review of each executive's individual performance. For 2007, the Compensation Committee did not choose to exercise such discretion to authorize increases to the bonus payable under the bonus plan.

        Performance bonuses under our bonus plan (as increased by the Compensation Committee as described above) accounted for approximately 30-45% of each named executive officer's total cash compensation in 2007 depending on that executive's role with us.

        Long-Term Incentive Compensation. iPCS provides long-term incentive compensation to its executive officers through the iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan (the "2004 Plan"). The 2004 Plan is administered by the Compensation Committee.

        The Compensation Committee's awards to executive officers under the 2004 Plan in 2007 vest over four years.

        We believe that the awards under the 2004 Plan help us to reduce officer and employee turnover and to retain the knowledge and skills of our key employees. The size and timing of equity awards is based on a variety of factors, including iPCS's overall performance, the recipient's individual performance and information about the compensation paid by our peer companies, including the value of such awards granted to comparable executive officers of peer companies.

        For 2007, the Compensation Committee awarded stock options and full value awards to each of the executive officers. The value of the awards was set by reference to Watson Wyatt's competitive share range at the 50th percentile, adjusted upward in light of the fact that the Compensation Committee did not make any long-term incentive compensation awards to executive officers during the prior year.

        In connection with a special cash dividend of $11.00 per common share paid in 2007, the Compensation Committee approved exercise price adjustments for each stock option under the 2004 Plan and the Horizon option plan that was outstanding on the date the dividend was paid. The Compensation Committee also approved an adjustment which increased the number of shares to be issued upon exercise of the options. These adjustments were approved based on the advice of a compensation expert with iPCS's registered public accounting firm and were intended by the Compensation Committee to restore economic value of the options prior to the payment of the dividend.

        Other Benefits.    Perquisites are not a significant component of compensation for our executive officers. In 2007, only one of the named executive officers received aggregate perquisites totaling more than $10,000, which was attributable to a car allowance. The employment agreements with the named executive officers provide for benefits, such as retirement, health and other fringe benefits that are provided to executive employees, reimbursement of business expenses, limited reimbursement of legal and financial planning expenses for Mr. Yager only, and other perquisites as may be approved by the Board from time to time. We do not maintain any pension plans or plans that provide for the deferral of compensation other than the 401(k) plan in which executives are eligible to participate on the same basis as other employees of iPCS.

        COO Employment Terms.    In connection with approving the employment agreement terms for our new Executive Vice President and Chief Operating Officer, Conrad Hunter, who was hired in August 2007, the Compensation Committee considered the compensation analyses prepared by Watson Wyatt in its prior compensation reviews of COO compensation and the recommendation of the CEO as well as the compensation requirements of the candidates that it was considering. The Compensation Committee believed that Mr. Hunter's annual base salary, target bonus level and equity award were set at levels determined to be competitive within the wireless industry, commensurate with Mr. Hunter's extensive experience in the wireless industry and at a level to provide an inducement for Mr. Hunter to become a member of its senior executive team in the midst of iPCS's disputes with Sprint and the general uncertainty of its relationship with Sprint. It was also determined that a significant percentage of Mr. Hunter's annual compensation should be linked to iPCS's and his performance as a member of the senior executive team. Accordingly, approximately 38% of Mr. Hunter's annual total target compensation is linked to iPCS's and his performance through the bonus plan. Mr. Hunter was awarded a one-time signing bonus of $50,000 primarily to compensate him for his forgone bonus opportunity with his prior employer and as an incentive for him to accept the position. The Compensation Committee set a minimum annual base salary for Mr. Hunter of $340,000, set his target bonus at 60% of base salary (pro-rated for 2007 at 100% of target) and granted him a stock option to purchase 85,000 shares of our common stock and a full value award for 20,000 shares. The terms of Mr. Hunter's employment are set forth in an employment agreement with terms substantially the same as our other named executive officers.

        Policy on Deductibility of Executive Officer Compensation and Consideration of Accounting Treatment.     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1.0 million paid in any year to a company's Chief Executive Officer and the three other most highly compensated officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limitation if certain requirements are met. The iPCS, Inc. 2004 Amended and Restated Long-Term Incentive Plan and the Horizon PCS, Inc. Amended and Restated 2004 Stock Incentive Plan are qualified so that certain of the awards under such plans constitute performance-based compensation not subject to the deduction limit under Section 162(m). Although the Compensation Committee has not adopted any specific policy with respect to the application of Section 162(m), the committee generally seeks to structure any short and long-term incentive compensation granted to iPCS's executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). The Compensation Committee has not taken any action to limit or restructure the elements of cash compensation payable to iPCS's executive officers so that it will qualify as deductible under Section 162(m). Moreover, the Compensation Committee considers the financial accounting treatment to iPCS of various elements of compensation as one of several factors in its determination of the amount and form of compensation. In connection with adjustments to the outstanding stock options that the Compensation Committee approved in connection with the special cash dividend paid in 2007, the Compensation Committee considered the amount of additional stock-based compensation expense to be recorded as a result of the adjustments but chose to approve the adjustments because it believed the adjustments best accomplished its objective to restore the economic value of the options following the special dividend.

        Stock Ownership and Compensation Clawback.    The Compensation Committee has not established stock ownership guidelines for directors or executives nor adopted a policy to prohibit hedging the economic risk of ownership. Moreover, the Compensation Committee has not adopted a policy for adjustment or recovery of awards or payments if the executive scorecard measures or other financial results are adjusted or restated following the award or payment in a manner which would reduce the amount of the underlying award.

        Potential Payments Upon Termination or Change-In-Control.    Changes in employment status such as termination, death or disability, change-in-control or retirement can trigger a benefit or accelerate a benefit for our salaried employees, including the executive officers. These payments as of December 31, 2007 are set forth in the table entitled "Potential Payments Upon Termination or Change-in-Control" below.

        In general, when an executive officer is terminated by iPCS without cause, or in limited circumstances where the executive officer terminates his employment with iPCS, the executive officer is entitled to receive the amounts he has earned during the term of his employment and any benefits allowed as part of our compensation plans. As of December 31, 2007, the amounts that the officer will receive include the following:

  •
  base pay and continuation of health benefits for one year or, if the termination is after a change in control, a lump sum equal to 3 times base pay for Mr. Yager, 1.5 times base pay for Messrs. Chandor and Hunter and 1 times base pay for the other named executive officers and continuation of health benefits for three years for Mr. Yager, 1.5 years for Messrs. Chandor and Hunter and 1 year for all the other executive officers, provided that, in either case, such amounts shall be discontinued if the executive officer breaches the non-competition or non-solicitation covenants in the executive's employment agreement;

  •
  a bonus, payable immediately, based on the executive officer's target level for annual bonuses for the year in which the termination date occurs and, if the termination is after a change in control, a prorated bonus for the then-current calendar year; and

  •
  the immediate partial vesting and acceleration of additional partial vesting, as of the termination date, of those stock options, shares of restricted stock, restricted stock units and other unvested incentive awards then held by executive officer as if the executive officer had completed one additional year of service as of the termination date (full vesting of all unvested options if the termination is after a change in control).

        In the event of the death or disability of a executive officer, the named executive officer will receive the same base pay and health benefits as noted above, a prorated bonus for the then-current calendar year, and the immediate vesting and acceleration of all of the executive officer's benefits.

        If there is a change in control of iPCS, and an executive officer is terminated without cause, the executive officer will be entitled to the payments outlined above. In addition, all of the outstanding stock options of the named executive officers will immediately vest and become exercisable following a change in control regardless of termination of employment.

        2008 Compensation Actions.    In late January 2008, the Compensation Committee, assisted by Hewitt, completed its annual salary review process. As a result of that process, the Compensation Committee awarded merit increases to the base salaries of the named executive officers effective January 1, 2008 as follows: Mr. Yager, 10%, Mr. Chandor, 5%, Mr. Peterman, 1% and Messrs. Quatmann and Kinley, 2%. In addition, the Compensation Committee increased the target bonus for 2008 for Mr. Yager to 100% and for Messrs. Chandor and Hunter to 65% and Messrs. Peterman, Quatmann and Kinley to 50%, of annual base salary. At that time, the Compensation Committee granted non-qualified stock options to the executive officers covering an aggregate of 516,000 shares of iPCS common stock. These stock options vest quarterly over four years. The amount and type of these grants were recommended to our Compensation Committee by Mr. Yager (except with respect to his own grant) and were considered by Hewitt in connection with its assessment of iPCS's current and proposed total compensation. The Compensation Committee also increased the health benefit continuation period and the base salary to be paid in the event of severance following a change of control as follows: Messrs. Chandor and Hunter will receive health benefits for two years and 2 times their respective base salaries and Messrs. Quatmann and Peterman will receive health benefits for 18 months and 1.5 times their respective base salaries. Finally, each executive officer also entered into an amended and restated employment agreement, the terms of which are discussed below under "—Employment Contracts."

Compensation Committee Report.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Ryan L. Langdon (Chairman) Mikal J. Thomsen Eric L. Zinterhofer

        The report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent iPCS specifically requests that the information be treated as soliciting material or incorporates this item therein by reference.

Executive Compensation.

        The following table shows the compensation that we paid, for the year ended December 31, 2007, to: (1) our President and Chief Executive Officer; (2) our Executive Vice President and Chief Financial Officer; (3) our current Executive Vice President and Chief Operating Officer; (4) each of our three most highly compensated executive officers; and (5) our former Chief Operating Officer. We refer to these individuals collectively as the "Named Executive Officers." The table shows amounts paid to the Named Executive Officers for all services provided to iPCS and its subsidiaries.

Summary Compensation Table

Name and principal position	Year	Salary ($)		Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)		Non-equity incentive plan compensation ($)(2)		All other compensation ($)(3)	Total ($)
Timothy M. Yager Director, President and Chief Executive Officer	2007 2006	$ $	449,712 433,370	— $60,900	$352,870 —	$ $	2,419,766 363,125	$ $	360,000 211,628	$14,097 $10,036	$ $	3,596,445 1,079,059
Stebbins B. Chandor, Jr. Executive Vice President and Chief Financial Officer	2007 2006	$ $	314,711 299,038	— $18,900	$107,121 —	$ $	1,427,807 199,691	$ $	204,750 125,100	$11,905 $9,419	$ $	2,066,294 652,148
Conrad J. Hunter Executive Vice President and Chief Operating Officer(4)	2007		$129,461	$50,000	$74,800		$156,081		$85,000	$1,243		$496,585
Edmund L. Quatmann, Jr. Senior Vice President, General Counsel and Secretary	2007 2006	$ $	244,616 224,327	— $18,000	$63,013 —	$ $	362,697 154,582	$ $	98,000 62,550	$14,656 $10,221	$ $	782,982 469,680
John J. Peterman Senior Vice President of Sales and Marketing	2007 2006	$ $	241,577 219,519	— $17,140	$60,492 —	$ $	563,922 134,375	$ $	96,800 61,160	$22,488 $10,236	$ $	985,279 442,430
Craig A. Kinley Senior Vice President of Engineering and Network Operations	2007 2006	$ $	209,520 184,461	— $12,950	$60,492 —	$ $	350,475 58,100	$ $	84,000 51,430	$13,004 $9,036	$ $	717,491 315,977
Alan G. Morse Chief Operating Officer(5)	2007 2006	$ $	28,726 250,000	— —	— —	$ $	778,950 904,160	$	— 69,500	$493,000 $1,573	$ $	1,300,676 1,225,233

(1)
The amounts in this column are calculated in accordance with Statement of Financial Accounting Standards, No. 123R, "Share-Based Payment" ("FAS 123R") and equal the financial statement compensation cost for awards as reported in our consolidated statement of operations for the year. The amounts do not represent cash payments made to the executive or amounts realized, or amounts that may be realized. Under FAS 123R, the fair value of awards granted to employees is recognized ratably over the applicable service period generally corresponding with the vesting schedule of the grant. The assumptions used in the calculation of these amounts for stock option awards are disclosed in Note 12 to our Consolidated Financial Statements included in our 2007 Annual Report on Form 10-K.

(2)
The amounts in this column relate to cash awards granted under the 2006 and 2007 executive compensation strategy and incentive design plans, respectively.

(3)
The amounts in this column for 2007 include $9,000 in matching contributions to each of the executives' accounts in the 401(k) Plan, except for Messrs. Hunter and Morse; premiums we paid on behalf of the executives for health, vision, dental and supplemental disability insurance; and the personal portion of expenses related to business trips. Mr. Peterman received a car allowance. Amounts paid to Mr. Morse are described in footnote 5 below.

(4)
Mr. Hunter began serving as our Executive Vice President and Chief Operating Officer as of August 7, 2007.

(5)
Mr. Morse ceased to be our Chief Operating Officer as of January 24, 2007. iPCS is obligated to provide Mr. Morse under the terms of his employment agreement, as amended: (i) severance of $375,000, which equals 1.5 times his 2006 base salary, (ii) payment of his 2006 bonus of $69,500 pursuant to the 2006 executive compensation strategy and incentive design plan and a 2007 bonus at target in the amount of $100,000, (iii) payment of COBRA premiums for 18 months, and (iv) one additional year of vesting of his options.

Grants of Plan-Based Awards for Fiscal Year 2007

					All other stock awards: number of shares of stock or units(2) (#)	All other option awards: number of securities underlying options(3) (#)
		Estimated future payouts under non-equity incentive plan awards(1)					Exercise or base price of option awards ($/Sh)
								Grant date fair value of stock and option awards(4)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)
Timothy M. Yager	03/07/07 03/07/07	$180,000	$360,000	$720,000	28,000	71,536	$39.47 n/a	$ $	1,713,446 1,411,480
Stebbins B. Chandor, Jr.	03/07/07 03/07/07	$102,375	$204,750	$409,500	8,500	21,716	$39.47 n/a	$ $	520,148 428,485
Conrad J. Hunter	08/07/07 08/07/07	$102,000	$204,000	$408,000	20,000	85,000	$29.92 n/a	$ $	1,248,650 598,400
Edmund L. Quatmann, Jr.	03/07/07 03/07/07	$49,000	$98,000	$196,000	5,000	12,774	$39.47 n/a	$ $	305,968 252,050
John J. Peterman	03/07/07 03/07/07	$48,400	$96,800	$193,600	4,800	12,263	$39.47 n/a	$ $	293,728 241,968
Craig A. Kinley	03/07/07 03/07/07	$42,000	$84,000	$168,000	4,800	12,263	$39.47 n/a	$ $	293,728 241,968
Alan G. Morse	—	—	—	—	—	—	—		—

(1)
Non-equity incentive plan awards for 2007 were approved on March 5, 2008 under our Executive Compensation Strategy and Incentive Design Plan, as more fully described in "Compensation Discussion and Analysis—iPCS's Compensation Program Elements—Annual Performance Bonus" above. The actual earned and paid amounts were at target based on the criteria described for 2007 and are reported in the Summary Compensation Table in the column labeled "Non-Equity Incentive Plan Compensation." Each executive's threshold percentage, target percentage and maximum percentage is set forth in the executive's employment agreement.

(2)
Represents full value awards that vest quarterly over four years with the first vesting occurring on the grant date and then quarterly thereafter commencing with the end of the first full fiscal quarter to have elapsed since the grant date. The expense related to each full value award we recognized for financial statement reporting purposes is included in the Summary Compensation Table in the column labeled "Stock Awards."

(3)
Represents non-qualified stock option awards that vest quarterly over four years with the first vesting occurring on the grant date and then quarterly thereafter commencing with the end of the first full fiscal quarter to have elapsed since the grant date. The expense related to each non-qualified stock option award we recognized for financial statement reporting purposes is included in the Summary Compensation Table under the column labled "Option Awards."

(4)
The amounts shown represent the total fair value of the award calculated in accordance with FAS 123R and do not represent cash payments made to the executives or amounts realized, or amounts that may be realized. Under FAS 123R, the fair value of awards granted to employees is recognized ratably over the applicable service period generally corresponding with the vesting schedule of the grant. The assumptions used in the calculation of these amounts are disclosed in Note 12 to our Consolidated Financial Statements included in our 2007 Annual Report on Form 10-K.

Outstanding Equity Awards at December 31, 2007

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable(1)	Option exercise price ($)		Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)
Timothy M. Yager	190,013 17,884	39,922 53,652	$ $	8.04 39.47	7/19/2014 3/6/2017	21,000	$986,790
Stebbins B. Chandor, Jr.	78,137 5,429	21,961 16,287	$ $	8.04 39.47	7/19/2014 3/6/2017	6,375	$299,528
Conrad J. Hunter	5,313	74,375		$29.92	8/6/2017	17,500	$629,825
Edmund L. Quatmann, Jr.	6,815 3,193	10,777 9,581	$ $	20.05 39.47	11/29/2014 3/6/2017	3,750	$176,147
John J. Peterman	43,113 3,065	7,983 9,198	$ $	14.88 39.47	8/23/2014 3/6/2017	3,600	$169,164
Craig A. Kinley	6,386 3,065	6,389 9,198	$ $	8.04 39.47	7/19/2014 3/6/2017	3,600	$169,164
Alan G. Morse(4)	—	—		—	—	—	—

(1)
The vesting schedule for the options is quarterly over four years with the first vesting occurring on the grant date and then quarterly thereafter commencing with the end of the first full fiscal quarter to have elapsed since the grant date. Set forth below is the grant date and the date each award is vested in full for the unexercisable options:

Name	Number of unexercisable options (#)	Grant date	Vesting date (date award is vested in full)
Timothy M. Yager	39,922 53,652	7/20/2004 3/7/2007	6/30/2008 12/31/2010
Stebbins B. Chandor, Jr.	21,961 16,287	7/20/2004 3/7/2007	6/30/2008 12/31/2010
Conrad J. Hunter	74,375	8/7/2007	6/30/2011
Edmund L. Quatmann, Jr.	10,777 9,581	11/30/2004 3/7/2007	9/30/2008 12/31/2010
John J. Peterman	7,983 9,198	8/24/2004 3/7/2007	6/30/2008 12/31/2010
Craig A. Kinley	6,389 9,198	7/20/2004 3/7/2007	6/30/2008 12/31/2010
Alan G. Morse	—	—	—
(2)
The vesting schedule for the stock that has not vested is quarterly over four years with the first vesting occurring on the grant date and then quarterly thereafter commencing with the end of the first full fiscal quarter to have elapsed since the grant date. Set forth below is the grant date and the date each award is vested in full for the stock that has not vested:

Name	Number of shares of stock that have not vested (#)	Grant date	Vesting date (date award is vested in full)
Timothy M. Yager	21,000	3/7/2007	12/31/2010
Stebbins B. Chandor, Jr.	6,375	3/7/2007	12/31/2010
Conrad J. Hunter	17,500	8/7/2007	6/30/2011
Edmund L. Quatmann, Jr.	3,750	3/7/2007	12/31/2010
John J. Peterman	3,600	3/7/2007	12/31/2010
Craig A. Kinley	3,600	3/7/2007	12/31/2010
Alan G. Morse	—	—	—
(3)
The aggregate market value of shares that have not vested was computed by multiplying $35.99 (the closing market price of a share of iPCS common stock on December 31, 2007) by the number of unvested shares outstanding as of December 31, 2007, for such executive. Additionally, the market value of shares that have not vested includes the May 2007 $11.00 per share special dividend related to each unvested share which is paid on the date each share is vested.

(4)
As of December 31, 2007, all of Mr. Morse's equity awards have expired.

Option Exercises and Stock Vested in 2007

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Timothy M. Yager	60,000	$2,546,945	7,000	$328,405
Stebbins B. Chandor, Jr.	50,000	$1,216,200	2,125	$99,683
Conrad J. Hunter	5,312	$27,144	2,500	$82,388
Edmund L. Quatmann, Jr.	25,000	$524,482	1,250	$58,620
John J. Peterman	7,000	$249,839	1,200	$56,298
Craig A. Kinley	34,161	$1,175,207	1,200	$56,298
Alan G. Morse	58,609	$1,497,729	—	$—

(1)
The aggregate dollar amount realized on the exercise of option awards was computed by calculating the closing price of our underlying common stock on the date of exercise, less the exercise price of the option, multiplied by the number of shares underlying the options exercised.

(2)
The aggregate dollar amount realized on the vesting of full value awards was computed by multiplying the closing price of our common stock on each of the vesting dates by the number of shares vested. Additionally, the aggregate dollar amount realized on the vesting includes the payment of the May 2007 $11.00 per share special dividend on each share vested.

Equity Compensation Plan Information

        We currently maintain two equity compensation plans that provide for the issuance of common stock to officers and other employees, directors and consultants. Each of these compensation plans was approved by our security holders. The following table presents information with respect to our equity compensation plans as of December 31, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	851,431	$22.01	649,514
Equity compensation plans not approved by security holders	—	—	—
Total	851,431	$22.01	649,514

(1)
Consists of the iPCS 2004 long-term incentive plan, as amended, that was implemented pursuant to iPCS's plan of reorganization and initially approved by the security holders on June 30, 2005 and the Horizon PCS 2004 stock incentive plan that was implemented pursuant to Horizon PCS's plan of reorganization and approved by the security holders on September 28, 2006.

        For further information, refer to Note 12 to the consolidated financial statements of Form 10-K for the year ended December 31, 2007.

Employment Contracts.

        We have entered into employment agreements with each of our Named Executive Officers.

        We use a standard employment agreement and, therefore, our employment agreements with each of our executive officers is substantially the same. Below is a summary of the material terms of our currently-in-effect standard employment agreement that also sets forth the terms that are unique to each Named Executive Officer:

  •
  2-year term that is automatically renewable for successive one-year periods absent 90 days advance notice by either party.

  •
  Minimum annual base salary ($495,000 for Mr. Yager, $330,000 for Mr. Chandor, $340,000 for Mr. Hunter, $245,000 for Mr. Peterman, $250,000 for Mr. Quatmann, and $215,000 for Mr. Kinley).

  •
  Employee is eligible for an annual incentive bonus (100% of annual base salary for Mr. Yager, 65% for Messrs. Chandor and Hunter, and 50% for Messrs. Peterman, Quatmann and Kinley) and is entitled to benefits, such as retirement, health and other fringe benefits that are provided to other executive employees, reimbursement of business expenses, limited reimbursement of legal and financial planning expenses (Mr. Yager only) and other perquisites as may be approved by the Board from time to time.

  •
  Employment may be terminated by employee or us at any time and for any reason. If employment is terminated, employee is entitled to payment of accrued but unpaid salary, vacation pay, unreimbursed business expenses and other items earned and owed to employee by us.

  •
  If employment is terminated as a result of death or disability, employee or employee's estate (in the event of his death) will be paid employee's salary through the first anniversary of the date of death; or termination for disability, will receive a lump-sum payment of employee's target incentive bonus and employee's outstanding equity awards will fully vest.

  •
  If employment is terminated by us for reasons other than cause, or if employee terminates employment following a material breach by us of the employment agreement (which breach is not cured within 30 days), or within 60 days after we relocate our business outside of the Chicago metropolitan area, employee will be entitled to continuing payments of employee's salary through the first anniversary of employee's termination, continuation of health benefits for employee and employee's dependents for the same period, a lump-sum payment of employee's target incentive bonus and one year of additional vesting of employee's stock options.

  •
  All severance payments pursuant to the employment agreement terminate in the event the employee violates the confidentiality, non-competition or non-solicitation provisions of the employment agreement.

  •
  The employment agreement provides that if, during the one-year period following a change-in-control (as defined in the iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan, discussed below), employee's employment is terminated by us for reasons other than for cause or if employee terminates his employment for good reason, employee will be entitled to a lump sum payment equal to a specified number of months of employee's salary (36 months for Mr. Yager, 24 months for Mr. Chandor and Mr. Hunter, and 18 months for each of Messrs. Peterman, Kinley and Quatmann), a lump sum payment equal to one-time employee's target incentive bonus for the year in which the termination occurs, continuation of employee's and employee's dependents' health benefits at the employee rate for a specified period of time (36 months for Mr. Yager, 24 months for Messrs. Chandor and Hunter, and 18 months for each of Messrs. Peterman, Quatmann and Kinley) following employee's termination (if employee properly elects to receive such health benefits), immediate vesting of employee's outstanding equity-based awards and an amount equal to employee's target incentive bonus that would have been payable for the year in which the termination occurs assuming all performance targets had been satisfied, prorated through employee's termination date.

  •
  In the event that, in connection with a change-in-control, any payments or benefits to which employee is entitled from us constitute excess golden parachute payments under applicable Internal Revenue Service rules, employee will receive a payment from us in an amount which is sufficient to pay the parachute excise tax that employee will have to pay on those parachute payments. In addition, we will pay employee an amount sufficient to pay the income tax, related employment taxes and any additional excise taxes that employee will have to pay related to our reimbursement to employee of the parachute excise tax.

  •
  Employee must keep all of our confidential information secret and, while he is employed by us and for a period of 12 months after employee's termination of employment, employee will not compete with us in the wireless telecommunications services business in any of the basic trading areas in which we have been granted the right to carry on the wireless telecommunications business, employee will not solicit our customers for a competitive business and employee will not solicit our employees.

Potential Payments upon Termination or Change-in-Control
at December 31, 2007

Name	Benefit(1)	Termination without Cause or Resignation Under Certain Circumstances(2)	Termination without Cause or Resignation for Good Reason following Change-in-Control(3)	Death or Disability	Change-in Control
Timothy M. Yager	Base Pay Incentive Bonus at Target COBRA Payments Total Spread Value of LTIP Awards Acceleration(4) 2007 Incentive Bonus(5)	$450,000 360,000 11,760 1,444,750 —	$1,350,000 360,000 35,280 2,102,610 360,000	$450,000 — 11,760 2,102,610 360,000	$	— — — 2,102,610 —

	Total	$2,266,510	$4,207,890	$2,924,370		$2,102,610

Stebbins B. Chandor, Jr.	Base Pay Incentive Bonus at Target COBRA Payments Total Spread Value of LTIP Awards Acceleration(4) 2007 Incentive Bonus(5)	$315,000 204,750 11,760 713,653 —	$472,500 204,750 17,640 913,338 204,750	$315,000 — 11,760 913,338 204,750	$	— — — 913,338 —

	Total	$1,245,163	$1,812,978	$1,444,848		$913,338

Conrad J. Hunter	Base Pay Incentive Bonus at Target COBRA Payments Total Spread Value of LTIP Awards Acceleration(4) 2007 Incentive Bonus(5)	$340,000 204,000 11,760 308,938 —	$510,000 204,000 17,640 1,081,281 204,000	$340,000 — 11,760 1,081,281 204,000	$	— — — 1,081,281 —

	Total	$864,698	$2,016,921	$1,637,041		$1,081,281

Edmund L. Quatmann, Jr.	Base Pay Incentive Bonus at Target COBRA Payments Total Spread Value of LTIP Awards Acceleration(4) 2007 Incentive Bonus(5)	$245,000 98,000 11,760 230,501 —	$245,000 98,000 11,760 347,932 98,000	$245,000 — 11,760 347,932 98,000	$	— — — 347,932 —

	Total	$585,261	$800,692	$702,692		$347,932

John J. Peterman	Base Pay Incentive Bonus at Target COBRA Payments Total Spread Value of LTIP Awards Acceleration(4) 2007 Incentive Bonus(5)	$242,000 96,800 11,760 224,909 —	$242,000 96,800 11,760 337,685 96,800	$242,000 — 11,760 337,685 96,800	$	— — — 337,685 —

	Total	$575,469	$785,045	$688,245		$337,685

Craig A. Kinley	Base Pay Incentive Bonus at Target COBRA Payments Total Spread Value of LTIP Awards Acceleration(4) 2007 Incentive Bonus(5)	$210,000 84,000 11,760 234,961 —	$210,000 84,000 11,760 347,737 84,000	$210,000 — 11,760 347,737 84,000	$	— — — 347,737 —

	Total	$540,721	$737,497	$653,497		$347,737

Alan G. Morse(6)		$—	$—	$—		$—

	Total	$—	$—	$—		$—

(1)
Assumes that benefits payable upon termination or change-in-control are as set forth in each executive's employment agreement as of December 31, 2007.

(2)
Benefits payable if executive is terminated without Cause or if executive resigns (a) following iPCS's breach of executive's employment agreement in any material respect and iPCS fails to cure the breach within 30 days after notice or (b) within 60 days after executive's principal place of employment is relocated outside of the greater Chicago metropolitan area.

(3)
Benefits payable if, after a change-in-control, executive is terminated without Cause or if executive resigns for Good Reason; provided, however, that LTIP acceleration occurs in full upon the change-in-control. "Good Reason" means the occurrence of any of the following in anticipation of or within the one-year period immediately following a change-in-control: (a) the assignment to executive of duties that are materially inconsistent with executive's duties as described in executive's employment agreement, including, without limitation, a material diminution or reduction in executive's office or responsibilities or a reduction in executive's rate of salary, bonus opportunity or other compensation, or an adverse change in executive's reporting relationship, (b) the relocation of executive to a location that is not within 25 miles from executive's principal residence or (c) the failure of iPCS to continue in effect any of iPCS's annual or long-term incentive plans.

(4)
For stock options, the spread value is calculated by multiplying (a) the difference between (i) $35.99 (the closing market price of a share of iPCS common stock on December 31, 2007) and (ii) the exercise price per share for that option by (b) the number of shares covered by accelerated stock options. For full value awards, the spread value is the $35.99 per share (the closing market price of a share of iPCS common stock on December 31, 2007) plus the payment of the May 2007 special dividend on each share related to accelerated full value awards ($11.00 per share).

(5)
The 2007 incentive bonus is prorated to the date of termination. For purposes of this table, the date of termination is December 31, 2007.

(6)
Mr. Morse was not entitled to any benefits as of December 31, 2007.

Director Compensation.

        For 2007, all of our directors, other than Mr. Yager, received compensation for serving on our Board of Directors and committees of the Board of Directors as follows:

  •
  An annual retainer of $35,000;

  •
  Stock option to purchase 7,500 shares of our common stock on March 7, 2007, vesting quarterly over one year, except that Mr. Vantzelfde was granted a stock option to purchase 1,250 shares of our common stock on December 14, 2007;

  •
  For the chairman of the Board of Directors, an additional annual retainer of $10,000;

  •
  For the chairman of the Audit Committee, an additional annual retainer of $20,000;

  •
  For the chairman of other committees of the Board of Directors, an additional annual retainer of $5,000;

  •
  A fee of $1,500 for each in person Board of Directors meeting attended and $750 for each telephonic Board of Directors meeting participated in;

  •
  For members of the Compensation Committee and the Nominating and Corporate Governance Committee, a fee of $1,000 for each in person committee meeting attended and $500 for each telephonic committee meeting participated in;

  •
  For members of the Audit Committee, a fee of $1,000 for each Audit Committee meeting attended (in person or telephonic); and

  •
  Reimbursement for out-of-pocket expenses incurred in attending Board of Directors and committee meetings.

        For 2008, our Compensation Committee granted each member of our Board of Directors serving on January 30, 2008 a stock option to purchase 7,500 shares of our common stock on January 30, 2008, vesting quarterly over one year. Additionally, effective January 1, 2008, the Compensation Committee established the additional annual retainer for the Chairman of the Board and the Chairman of the Audit Committee at $25,000.

2007 Director Compensation Table

Name(1)	Fees earned or paid in cash ($)	Option awards ($)(2)(3)	Total ($)
Timothy G. Biltz	$66,000	$351,348	$417,348
Jeffrey W. Jones	$77,750	$351,348	$429,098
Ryan L. Langdon	$55,000	$284,460	$339,460
Kevin M. Roe	$63,500	$304,984	$368,484
Mikal J. Thomsen	$30,750	$57,600	$88,350
Nicholas J. Vantzelfde(4)	$7,141	$17,063	$24,204
Eric L. Zinterhofer	$47,000	$216,455	$263,455
Richard S. Parisi(5)	$24,519	$54,114	$78,633
(1)
Timothy M. Yager, our President and Chief Executive Officer and a director, is a named executive officer and his compensation as President and Chief Executive Officer is included in the Summary Compensation Table. He does not receive additional compensation for his service as a director.

(2)
The amounts in this column are calculated in accordance with FAS 123R and equal the financial statement compensation cost for stock option awards as reported in our consolidated statement of operations for 2007. The amounts do not represent cash payments made to the director or amounts realized, or amounts that may be realized. Under FAS 123R, the fair value of awards granted to directors is recognized ratably over the applicable service period generally corresponding with the vesting schedule of the grant. The assumptions used in the calculation of these amounts are disclosed in Note 12 to our Consolidated Financial Statements included in our 2007 Annual Report on Form 10-K.

(3)
The aggregate number of option awards outstanding (including both exercisable and unexercisable) at December 31, 2007, for each director (other than Mr. Yager) is as follows:

Name	Outstanding Option Awards (#)
Timothy G. Biltz	27,493
Jeffrey W. Jones	27,493
Ryan L. Langdon	19,160
Kevin M. Roe	21,555
Mikal J. Thomsen	7,500
Nicholas J. Vantzelfde	1,250
Eric L. Zinterhofer	9,580
(4)
Mr. Vantzelfde was appointed to the Board effective November 2, 2007.

(5)
Mr. Parisi service as a director ended on June 12, 2007, when he did not stand for re-election at our annual stockholder meeting.

Codes of Ethics.

        Our Board of Directors has adopted a Code of Ethics which is applicable to our principal executive officer, principal financial officer and principal accounting officer or controller (or persons performing similar functions). Our Board of Directors has also adopted a Standard of Business Conduct that is applicable to all of our directors, officers and employees.

        Both of these documents are available in the "About" section of our Internet website at www.ipcswirelessinc.com. We will provide to any person, without charge, upon request, a copy of our

Code of Ethics. Requests for a copy should be directed in writing to iPCS, Inc. at 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois 60195, Attention: General Counsel.

Compensation Committee Interlocks and Insider Participation.

        There are no Compensation Committee interlocks (i.e., none of our executive officers serves as a member of the board of directors or the compensation committee of another entity that has an executive officer serving as a member of our Board or the Compensation Committee of our Board).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Common Stock Registration Rights Agreement.

        As required by our plan of reorganization, we entered into a registration rights agreement with certain affiliates of AIGGIC and Silver Point, and the Timothy M. Yager 2001 Trust, each of whom may have been deemed to be our affiliates as of the consummation of our plan of reorganization. In connection with our merger with Horizon PCS, the registration rights agreement was amended to include our shares acquired upon consummation of the merger by certain affiliates of the Apollo Funds and Silver Point and to modify other terms. Our director, Mr. Zinterhofer, is a partner of Apollo Management, L.P., an affiliate of the Apollo Funds. The following is a summary of the material terms of the registration rights agreement, as amended.

        Pursuant to the common stock registration rights agreement, we agreed to prepare and file shelf registration statements covering the resale of our common stock held by our affiliated holders. We also agreed to maintain an effective shelf registration statement covering shares issued to affiliates of the Apollo Funds and Silver Point following the consummation of the merger. Subject to our suspension right discussed below, we agreed to use our commercially reasonable efforts to maintain the effectiveness of both shelf registration statements continuously until the earliest to occur of: (1) November 24, 2006; and (2) such date as all of the shares of common stock included on the shelf registration statements may be sold or transferred without registration on such registration statement. We have continued to maintain the effectiveness of these shelf registration statements although we are not contractually obligated to do so. iPCS has the right (exercisable on not more than one occasion in any 12-month period) to postpone or suspend the filing or effectiveness of the shelf registration statements (but not for a period exceeding 30 days in the aggregate in any 12-month period) if we determine that such registration and offering would reasonably be expected to interfere with certain significant transactions or events, or would require public disclosure of any such transaction or event prior to the time such disclosure might otherwise be required and we postpone or suspend both registration statements.

        At any time after the expiration of the effectiveness of the shelf registration statements, any of the parties to the registration rights agreement (other than the Timothy M. Yager 2001 Trust) may make a request for registration of their common stock having a minimum value of $15 million. All holders of common stock will be entitled to participate in any such demand registration on a pro rata basis. Each of AIGGIC, Silver Point and the Apollo Funds and their respective transferees shall be entitled to request one demand registration with an additional registration that may be requested by any of the three holders subsequent to the demand by that holder for its allocated registration. No more than two requests for a demand registration shall be permitted in any 12-month period, and iPCS will not be required to effect a demand registration until a period of 180 days shall have elapsed from the date on which the distribution of common stock under any previous demand registration has been completed.

        We have the right to postpone a demand registration if we are advised that such demand registration would adversely affect any other public offering of our securities (other than in connection with employee benefit and similar plans) for which we had previously commenced preparations, or if such demand registration would reasonably be expected to interfere with certain significant transactions or events, or require public disclosure of such a transaction or event prior to the time such disclosure might otherwise be required. With respect to any underwritten demand registration, iPCS shall have the right, in consultation with the selling holders, to select any investment banker and manager or co-managers to administer the offering.

        Additionally, the holders of common stock who are party to the registration rights agreement shall be entitled to piggyback onto any registration by us of our common stock (other than on Form S-4 or S-8) for our own account or for the account of any other holders. We will have priority in any registration we have initiated for our own account. Any cutback required with respect to the holders shall be done on a pro rata basis.

        In connection with any underwritten registration of our common stock, we will agree, as will each holder, not to sell any of our equity securities during such period as the managing underwriter may request (not to exceed 90 days from the date of the final prospectus).

        We will pay all customary costs and expenses associated with each registration, including for each registration statement prepared, the reasonable fees and expenses of one counsel for the holders. Holders of our common stock will pay underwriting discounts, commissions and applicable transfer taxes, if any, on any shares sold by them.

        Our obligation under the registration rights agreement to register common stock for sale under the Securities Act of 1933 (the "Securities Act") shall terminate on the earliest to occur of the date on which all shares of common stock held by the holders party to such agreement: (1) have been distributed to the public pursuant to an offering registered under the Securities Act; (2) have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act; (3) may be sold or transferred pursuant to Rule 144(k) under the Securities Act without restrictions; or (4) cease to be outstanding.

        Each holder of common stock who is a party to the registration rights agreement may assign its rights under the registration rights agreement to a third party in connection with a transfer of such holder's common stock to such third party, provided that we receive prompt notice of such transfer and such third party becomes a party to the registration rights agreement.

Related Party Transaction Policy.

        It is the policy of the Board of Directors that all related party transactions are subject to approval or ratification. The policy applies to any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) iPCS is a participant, and (3) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A related party under the policy is any (1) person who is or was (since the beginning of the last year for which iPCS has filed a Form 10-K and proxy statement, even if he or she does not presently serve in that role) an executive officer, director or nominee for election as a director, (2) greater than 5 percent beneficial owner of iPCS's common stock, or (3) immediate family member of any of the foregoing. Immediate family member includes a person's spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person's home (other than a tenant or an employee).

        Procedures.    The Nominating and Corporate Governance Committee reviews the material facts of all related party transactions that require the committee's approval and either approves or disapproves of the entry into such transactions, subject to the exceptions described below. If advance approval of a transaction is not feasible, then the transaction is considered and, if the Nominating and Corporate Governance Committee determines it to be appropriate, ratified at the committee's next regularly scheduled meeting. In determining whether to approve or ratify a transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction.

        In addition, the Board of Directors has delegated to the Chairman of the Nominating and Corporate Governance Committee the authority to pre-approve or ratify (as applicable) any related party transaction in which the aggregate amount involved is expected to be less than $120,000. No director may participate in any discussion or approval of any related party transaction for which he or she is a related party, except that the director must provide all material information concerning the transaction to the Nominating and Corporate Governance Committee.

        If a related party transaction will be ongoing, the Nominating and Corporate Governance Committee may establish guidelines for iPCS's management to follow in its ongoing dealings with the related party. Thereafter, the Nominating and Corporate Governance Committee, on at least an annual basis, must review and assess ongoing relationships with the related party to see that they are in compliance with the committee's guidelines and that the transaction remains appropriate.

        Standing Pre-Approval.    The Nominating and Corporate Governance Committee has reviewed certain types of related party transactions, which are described below, and determined that each of the transactions are deemed to be pre-approved by the committee, even if the aggregate amount involved exceeds $120,000. In connection with each regularly scheduled meeting of the Nominating and Corporate Governance Committee, a summary of each new transaction deemed pre-approved pursuant to paragraph (3) or (4) below and each new transaction pre-approved by the Chairman in accordance with the authority granted with the Board of Directors as described above.

        1.     Employment of executive officers.    Any employment by iPCS of an executive officer of iPCS if: (a) the related compensation is required to be reported in iPCS's proxy statement under Item 402 of the SEC's compensation disclosure requirements; or (b) the executive officer is not an immediate family member of another executive officer or director of iPCS, the related compensation would be reported in iPCS's proxy statement under Item 402 of the SEC's compensation disclosure requirements if the executive officer was a "named executive officer", and iPCS's Compensation Committee approved (or recommended that the Board of Directors approve) such compensation;

        2.     Director compensation.    Any compensation paid to a director if the compensation is required to be reported in iPCS's proxy statement under Item 402 of the SEC's compensation disclosure requirements;

        3.     Certain transactions with other companies.    Any transaction with another company at which a related party's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's shares, if the aggregate amount involved does not exceed the greater of $120,000, or 2 percent of that company's total annual revenues;

        4.     Certain iPCS charitable contributions.    Any charitable contribution, grant or endowment by iPCS to a charitable organization, foundation or university at which a related party's only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $120,000, or 2 percent of the charitable organization's total annual receipts;

        5.     Transactions where all shareholders receive proportional benefits.    Any transaction where the related party's interest arises solely from the ownership of iPCS's common stock and all holders of iPCS's common stock received the same benefit on a pro rata basis (e.g. dividends);

        6.     Transactions involving competitive bids.    Any transaction involving a related party where the rates or charges involved are determined by competitive bids;

        7.     Regulated transactions.    Any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

        8.     Certain banking-related services.    Any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

AUDIT COMMITTEE REPORT

        Management is responsible for iPCS's accounting practices, internal control over financial reporting, the financial reporting process and preparation of the consolidated financial statements. iPCS's independent registered public accounting firm is responsible for performing an independent audit of iPCS's consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has reviewed and discussed with management iPCS's audited consolidated financial statements for the year ended December 31, 2007, including a discussion of iPCS's significant accounting policies, the reasonableness of significant estimates and judgments, the clarity of disclosures in the financial statements, and the effectiveness of iPCS's internal control over financial reporting. Management represented to the Audit Committee that iPCS's audited consolidated financial statements for the year ended December 31, 2007 were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with iPCS's independent registered public accounting firm, iPCS's audited consolidated financial statements for the year ended December 31, 2007, including, among other things, the matters required to be discussed by PCAOB AU § 380 (Communications with Audit Committees).

        The Audit Committee has received and discussed the written disclosures and the letter from iPCS's independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T, and is satisfied with the firm's independence from iPCS and management.

        The Audit Committee discussed with iPCS's independent registered public accounting firm the overall scope and plan for the audit. The Audit Committee meets with iPCS's independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of iPCS's internal control over financial reporting and the overall quality of iPCS's financial reporting. The Audit Committee has also reviewed and discussed iPCS's policies with respect to risk assessment and risk management.

        Based on the review and discussions referred to above, the Audit Committee recommended to iPCS's Board of Directors that the audited consolidated financial statements be included in iPCS's Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

AUDIT COMMITTEE:

Jeffrey W. Jones (Chairman)
Timothy G. Biltz
Kevin M. Roe

The report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent iPCS specifically requests that the information be treated as soliciting material or incorporates this item therein by reference.

ELECTION OF DIRECTORS OF iPCS
(PROPOSAL 1)

        The Board of Directors, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated Messrs. Yager, Biltz, Jones, Langdon, Roe, Thomsen, Vantzelfde and Zinterhofer to be elected at the annual meeting to serve as directors until the next annual meeting of stockholders or until their respective successors have been elected and qualified. Messrs. Yager, Biltz, Jones, Langdon, Roe, Thomsen, Vantzelfde and Zinterhofer are currently serving as directors.

        Each nominee has consented to being named in this proxy statement and to serve if elected. Unless otherwise instructed on such proxy, the persons named as proxies intend to vote the shares represented by each properly executed proxy for each of the nominees standing for election. If a proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, such instructions will be followed by the persons named as proxies. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the persons named as proxies reserve the right to substitute any other person, in accordance with applicable law and our governing documents.

        Election of the eight director nominees requires the affirmative vote of a plurality of the shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Withheld votes, if any, will have no effect on the proposal. Broker non-votes, if any, will have no effect on the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

APPROVAL OF THE iPCS, INC. SECOND AMENDED AND RESTATED
2004 LONG-TERM INCENTIVE PLAN
(PROPOSAL 2)

        At the Annual Meeting, stockholders will vote on the approval of the iPCS, Inc. Second Amended and Restated 2004 Long-Term Incentive Plan (as proposed to be amended, the "Amended Plan" and, prior to the amendment and restatement, the "Plan"). The text of the Amended Plan is set forth in Annex A, attached to this proxy statement. The Plan was first implemented pursuant to the terms of the iPCS plan of reorganization, as confirmed by the bankruptcy court on July 9, 2004. The Plan was established by iPCS to (1) attract and retain persons eligible to participate in the Plan; (2) motivate persons eligible to participate in the Plan, by means of appropriate incentives, to achieve long-range goals; (3) provide incentive compensation opportunities that are competitive with those of other similar companies; and (4) further align the interests of persons eligible to participate in the Plan with those of iPCS's other stockholders through compensation that is based on iPCS's common stock; and thereby promote the long-term financial interest of iPCS and its subsidiaries, including the growth in value of iPCS's equity and enhancement of long-term stockholder return. The Plan permits iPCS to grant stock options, stock appreciation rights ("SARs"), full value awards and cash incentive awards to all participants in the Plan. Any option granted under the Plan may be either an incentive stock option (an "ISO") or a non-qualified stock option (an "NQSO").

        The Plan was amended and restated on January 27, 2005 to clarify certain provisions, including provisions relating to eligibility as discussed below, and was amended on May 5, 2005 and September 28, 2006 to increase the number of shares reserved for issuance under the Plan. In connection with iPCS's payment of a special cash dividend of $11.00 per share of common stock in May 2007, the Compensation Committee of iPCS's Board of Directors approved an adjustment to the number of shares of iPCS common stock ("Stock") (1) to be issued upon exercise of outstanding options, and (2) reserved for issuance under the Plan. Giving effect to the prior amendments and the adjustment effected by the Compensation Committee in May 2007, the current number of shares of Stock reserved for issuance under the Plan is 2,092,630 shares. Of the 2,092,630 shares of Stock reserved for issuance under the 2004 Plan, as of April 1, 2008, 3,201 shares remained available for grant. iPCS anticipates granting no new awards under the 2004 Plan between April 1, 2008 and the May 22, 2008 stockholder meeting. Further, as of April 1, 2008, iPCS had 1,462,419 options outstanding with a weighted average excercise price of $23.48 and weighted average remaining term of 8.51 years, and 76,689 full-value awards outstanding. The Board of Directors of iPCS believes that additional shares will be needed under the Plan. Accordingly, on March 31, 2008 the Board of Directors of iPCS approved an amendment to the Plan to reserve an additional 600,000 shares of Stock for the Plan, subject to stockholder approval, thereby increasing the total number of shares reserved for issuance thereunder to 2,692,630 shares. Assuming stockholder approval of this Proposal, as of April 1, 2008, iPCS would have had 2,692,630 shares reserved for issuance under the Plan, of which amount approximately 603,201 would have been available for grant—all under the Amended Plan. The last sale price with respect to the iPCS common stock on April 1, 2008 was $24.82 per share.

        The following general description of certain features of the Amended Plan is qualified in its entirety by reference to the provisions of the Amended Plan set forth in Annex A, attached to this proxy statement.

        Administration.    The authority to control and manage the operation and administration of the Amended Plan is vested in a committee (the "Committee") selected by iPCS's Board of Directors, which Committee (so long as iPCS is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall consist of not fewer than two members of iPCS's Board of Directors or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements. Any award granted under the Amended Plan which is intended to constitute performance-based compensation (including stock options and SARs) shall be granted by a Committee consisting solely of two or more "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Committee does not exist, or for any other reason determined by iPCS's Board of Directors, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, iPCS's Board of Directors may take any action under the Amended Plan that would otherwise be the responsibility of the Committee.

        The Committee has the authority and discretion to select from among the eligible individuals those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions and other provisions of such awards, and to amend, cancel or suspend awards. The Committee has the authority and discretion to conclusively interpret the Amended Plan, to establish, amend and rescind any rules and regulations relating to the Amended Plan, to determine the terms and provisions of any award agreement made pursuant to the Amended Plan, and to make all other determinations that may be necessary or advisable for the administration of the Amended Plan.

        Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

        Eligibility.    All employees and directors of iPCS or a Related Company (as defined in the Amended Plan), as well as consultants and other persons providing services to iPCS or a Related Company, or an entity which is a wholly owned alter ego of such employee, consultant, director or other person, are eligible to become participants in the Amended Plan, except that non-employees may not be granted ISOs. These individuals or entities may also be granted awards other than ISOs in connection with their hiring, retention or otherwise, prior to the date such individual or entity first performs services for iPCS or its subsidiaries, provided that such awards shall not become vested prior to the date such individual or entity first performs such services. As of December 31, 2007, iPCS and its subsidiaries had 535 employees.

        For awards granted under the Amended Plan on behalf of the service of a designated director, an employing stockholder of such designated director may make an irrevocable election that the rights with respect to an award shall accrue to the employing stockholder, and therefore the designated director shall have no rights as a participant with respect to such award. A designated director is one who is: (i) designated or nominated to serve as a director by a stockholder of iPCS; and (ii) an employee of such stockholder of iPCS. Of the seven independent directors of iPCS as of the date of this proxy statement, one director falls within the category of designated director; provided, however, that the director's employer has not elected to receive the rights with respect to the director's award. The amended and restated Plan adopted on January 27, 2005 expanded the category of designated directors to include any directors who meet the criteria described above.

        The specific individuals or entities who will be granted awards under the Amended Plan and the type and amounts of any such awards will be determined by the Committee. The number and type of awards to be issued to individuals or entities under the Amended Plan in the future is undeterminable.

        Shares Reserved.    Assuming stockholder approval of this Proposal, the maximum number of shares of common stock that may be delivered under the Amended Plan is 2,692,630 shares. The shares of Stock with respect to which awards may be made under the Amended Plan are currently authorized but unissued shares or, to the extent permitted by applicable law, shares currently held or acquired by iPCS as treasury shares, including shares purchased in the open market or in private transactions. To the extent provided by the Committee, any award may be settled in cash rather than Stock.

        A share of Stock issued in connection with any award under the Amended Plan shall reduce the total number of shares of Stock available for issuance under the Amended Plan by one; provided,

however, that a share of Stock issued in connection with any full value award under the Amended Plan shall reduce the total number of shares of Stock available for issuance under the Plan by 1.78. Any shares of Stock subject to an award which terminates by expiration, forfeiture, cancellation or otherwise without issuance of shares of Stock, which is settled in cash in lieu of shares of Stock, or which is exchanged with the Committee's permission, prior to the issuance of shares of Stock, for Awards not involving shares of Stock, shall again be available for issuance under the Amended Plan. The following shares of Stock, however, may not again be made available for issuance as awards under the Amended Plan: (i) shares of Stock not issued or delivered as a result of the net settlement of an outstanding option or SAR; (ii) shares of Stock used to pay the exercise price or withholding taxes related to an outstanding award; or (iii) shares of Stock repurchased on the open market with the proceeds of the exercise price.

        In the event of a corporate transaction involving iPCS, the Committee shall adjust awards when an equitable adjustment is required to preserve the benefits or potential benefits of the awards and the Committee may adjust awards in other situations (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares). Action by the Committee may include, in its sole discretion: (i) adjustment of the number and kind of shares which may be delivered under the Amended Plan (including adjustments to the number and kind of shares that may be granted to an individual during any specified time); (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of an option or SAR, the amount of such payment may be the excess of value of the Stock subject to the option or SAR at the time of the transaction over the exercise price).

        Options and Stock Appreciation Rights.    The Amended Plan permits the granting of stock options and SARs. The grant of an option entitles the participant to purchase shares of common stock at an exercise price established by the Committee, or determined pursuant to a method established by the Committee, at the time the option is granted. Any option granted under the Amended Plan may be either an ISO or an NQSO, as determined in the discretion of the Committee; provided, however, that ISOs may be granted under the Amended Plan only if it is approved by iPCS's stockholders in accordance with IRS rules. The grant of a SAR entitles the participant to receive, in cash or common stock, value equal to (or otherwise based on) the excess of the fair market value of a specified number of shares of common stock at the time of exercise over the exercise price established by the Committee at the time the SAR is granted.

        An option or SAR shall become vested and exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable award agreement; provided, however, that notwithstanding any vesting dates set by the Committee in such award agreement (for example, the agreement sets forth the post-termination period during which awards may be exercised and other circumstances that may result in early termination and forfeiture of the award), the Committee may accelerate the exercisability of any option or SAR. If an option or SAR is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the option or SAR expires. No option or SAR may be exercised after the expiration date applicable to that option or SAR. The expiration date with respect to an option or SAR shall be established by the Committee at the time of grant; provided, however, that in no event shall the expiration date of an option or SAR be later than the ten-year anniversary of the date on which the option or SAR is granted.

        The exercise price of each option and SAR shall be established by the Committee, or shall be determined by a method established by the Committee, at the time the option or SAR is granted; provided, however, that such exercise price shall not be less than 100% of the fair market value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

        The full exercise price for shares of common stock purchased upon the exercise of any option shall generally be paid at the time of such exercise: (i) in cash or cash equivalents; (ii) by tendering previously acquired shares having an aggregate fair market value as of the day of exercise equal to the full exercise price; or (iii) by a combination of (i) and (ii). Additionally, the Committee may permit a participant to elect to pay the exercise price by authorizing a broker to sell shares of Stock acquired upon exercise of the option and remit to iPCS a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

        Except for either adjustments in connection with a corporate transaction for the purpose of preserving the benefits or potential benefits of the awards, or reductions of the exercise price approved by iPCS's stockholders, the exercise price for any outstanding option or SAR may not be decreased after the date of grant, nor may an outstanding option or SAR granted under the Amended Plan be surrendered to iPCS for cash (except as permitted for the purposes of withholding), other awards, or as consideration for the grant of a replacement option or SAR with a lower exercise price. In addition, no repricing of an option or SAR shall be permitted without the approval of iPCS's stockholders if such approval is required under the rules of any stock exchange on which such shares of Stock are listed.

        Any participant who is awarded an ISO is required to notify iPCS in writing immediately after the date such participant disposes of (including any sale of) common stock acquired pursuant to the exercise of an ISO if such disposition occurs before the later of: (i) two years after the date of grant of the ISO; or (ii) one year after the date the participant acquired such common stock upon exercise of the ISO. If an ISO is granted to a participant who owns stock representing more than 10% of the voting power of all classes of stock of iPCS or of a subsidiary, the option period shall not exceed five years from the grant date and the exercise price shall be at least 110% of the fair market value (on the grant date) of the common stock subject to the ISO (determined on the date of grant). To the extent that the aggregate fair market value of shares of common stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year (under all plans of iPCS and its subsidiaries) exceeds $100,000, such options shall be treated as NQSOs to the extent required by Section 422 of the Code.

        Full Value Awards.    The Amended Plan permits the granting of full value awards. A full value award is a grant of one or more shares of common stock, or a right to receive one or more shares of Stock in the future (other than the grant of an option or SAR), with such grant subject to one or more of the following: (i) the grant shall be in consideration of a participant's previously performed services, or surrender of other compensation that may be due; (ii) the grant shall be contingent on the achievement of performance or other objectives during a specified period; and/or (iii) the grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the participant, or achievement of performance or other objectives.

        If an employee's right to become vested in a full value award is conditioned upon the completion of a specific period of service with iPCS without achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition to vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than three years (subject, to the extent provided by the Committee, to prorated vesting over the course of such three year period and to acceleration of vesting in the event of the participant's death, disability, retirement, change in control or involuntary termination). The foregoing requirements shall not apply to (i) grants made to newly eligible participants to replace awards from a prior employer and (ii) grants that are a form of payment of earned performance awards or other incentive compensation.

        Cash Incentive Awards.    The Amended Plan permits the granting of cash incentive awards. A cash incentive award is the grant of a right (other than the grant of an SAR) to receive a payment of cash (or, in the discretion of the Committee, shares of Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee.

        Performance-Based Compensation.    The Committee may designate a full value award or a cash incentive award as performance-based compensation. Such awards shall be conditioned on the achievement of one or more objective performance measures established by the Committee. The performance goals may vary from participant to participant, group to group, and period to period.

        A U.S. income tax deduction will generally be unavailable for annual compensation in excess of $1.0 million paid to the Chief Executive Officer and any of the three most highly compensated officers of a publicly held corporation. However, amounts that constitute "performance-based compensation" are not subject to the $1.0 million limit. Any full value awards or cash incentive awards so designated shall be conditioned on the achievement of one or more performance measures, as required by Section 162(m) of the Code. The Committee shall use performance measures based upon one or more of the following: (i) earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; or earnings per share); (ii) financial return ratios (e.g., return on investment; return on invested capital; return on equity; or return on assets); (iii) increase in revenue, operating or net cash flows (or revenue, operating or net cash flows on a per share basis); (iv) cash flow return on investment; (v) total stockholder return; (vi) market share; (vii) net operating income, operating income or net income; (viii) debt-load reduction; (ix) expense management; (x) economic value added; (xi) stock price; and (xii) strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals, financing goals, subscriber goals, subscriber revenues, and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of iPCS as a whole or of any one or more business units of iPCS and may be measured relative to a peer group or an index. Additionally, the terms of any such award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement.

        In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of iPCS, including footnotes, in the Management Discussion and Analysis section of iPCS's annual report or, with respect to EBITDA, furnished to the Securities and Exchange Commission on Form 8-K: (i) extraordinary, unusual and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; (iv) mergers or acquisitions; or (v) stock-based compensation expense. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

        Imposition of Additional Restrictions.    The Committee, in its discretion, may impose such conditions, restrictions and contingencies on the satisfaction of the obligation to make cash payments, deliver shares of common stock or grant replacement awards arising under any award granted pursuant to the Amended Plan as the Committee determines to be desirable.

        Non-transferability.    Except as otherwise provided by the Committee and except as designated by the participant by will or by the laws of descent and distribution, awards under the Amended Plan are not transferable. In no event, however, shall any award be transferred for value. To the extent a participant who receives an award under the Amended Plan has the right to exercise such award, the award may be exercised during the lifetime of the participant only by the participant.

        Change in Control.    Subject to the specific terms of any outstanding award, in the event of a change in control of iPCS, all options and SARs which are held at the time of the change in control will become immediately vested and exercisable and all full value awards and cash incentive awards shall be fully earned and vested. Except as otherwise provided by the Committee in an award agreement, the term "Change in Control" is defined as the occurrence of any of the following events:

  •
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of iPCS and its subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than a Permitted Holder (as defined below);

  •
  the adoption of a plan relating to the liquidation or dissolution of iPCS;

  •
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) (other than a Permitted Holder or any entity formed for the purpose of owning the stock of iPCS) becomes the Beneficial Owner (as defined below), directly or indirectly, of more than 50% of the voting stock of iPCS, measured by voting power rather than number of shares; or

  •
  the first day on which a majority of the members of the Board are not Continuing Directors (as defined in the Amended Plan).

Notwithstanding the foregoing, a public offering of common stock of the Company pursuant to a registration statement shall not constitute a "Change of Control."

For purposes of defining a "Change of Control" under the Amended Plan, "Beneficial Owner" generally has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and "Permitted Holder" shall mean The Blackstone Group, The TCW Group, Inc. and American International Group, Inc. and their respective affiliates (other than their respective portfolio companies).

        Withholding of Taxes.    iPCS may require a participant to pay the amount of any withholding taxes payable upon the settlement of any award under the Amended Plan or withhold from amounts otherwise payable (including in the form of common stock) to the participant under the Amended Plan.

        Amendment and Termination.    The Board of Directors of iPCS may, at any time, amend or terminate the Amended Plan, and the Board of Directors of iPCS or the Committee may amend any award agreement or cancel any award; provided that no amendment, cancellation or termination may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any award granted under the Amended Plan prior to the date such amendment is adopted by the Board of Directors of iPCS (or the Committee, if applicable); and further provided that award adjustments by the Committee in the event of a corporate transaction are not subject to the foregoing limitation. The limitation in the Amended Plan on repricing of awards cannot be amended unless such amendment is approved by iPCS's stockholders. Finally, no amendment or termination of the Amended Plan shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Amended Plan (including as necessary to comply with any applicable stock exchange listing requirement or to prevent the iPCS from being denied a tax deduction by Section 162(m) of the Code).

        Federal Income Tax Effects.    The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the Amended Plan based on current U.S. federal income taxation with respect to us and participants who are subject to U.S. federal income tax.

        Under the current tax rules, NQSOs granted under the Amended Plan will not be taxable to a participant at grant, but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the shares on the exercise date. iPCS will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.

        Under the current tax rules, if the Amended Plan is approved by iPCS's stockholders, an employee will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of iPCS or its subsidiaries from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee's alternative minimum tax in the year of exercise. If the employee holds the shares of common stock received on exercise of the ISO for one year after the date of exercise (and for two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, iPCS may not deduct any amount in connection with the ISO. If an employee exercises an ISO but engages in a "disqualifying disposition" by selling the shares acquired on exercise before the expiration of the one- and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long-term or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, iPCS will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

        Generally if an SAR is granted at the fair market value of iPCS's common stock and does not provide for any deferral feature, there should be no immediate tax consequences to a participant or iPCS when the SAR is granted. When a participant exercises the right to the appreciation in the fair market value of the shares represented by an SAR, such appreciation (whether payments are made in stock or cash) is normally includable in the participant's gross income for regular income tax purposes, and iPCS will be entitled to deduct the same amount as a business expense in the same year.

        The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock. The participant may, however, make an election under Section 83(b) of the Code to include the value of the shares in gross income in the year of award despite such restrictions. Generally, iPCS will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year the participant includes the compensation in income.

        Any cash payments or the fair market value of any common stock or other property a participant receives in connection with cash incentive awards are includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, iPCS will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

        Generally, options and SARs granted under the Amended Plan should not be subject to Section 409A of the Code assuming that certain requirements are met. Specifically, with respect to any options or SARs granted under the Amended Plan (i) the exercise price must not be less than the fair market value of the stock on the date of the grant, (ii) the number of shares to which the option or

SAR relates must be fixed at the date of grant, and (iii) the arrangement may not provide for any additional deferral feature. Generally, if an award under the Amended Plan is subject to Section 409A of the Code, the participant will be subject to adverse tax consequences including a 20% excise tax on all compensation received under the Amended Plan as well as applicable interest penalties.

        Section 162(m) of the Code places a $1.0 million annual limit on the compensation deductible by a publicly held corporation paid to its covered employees. "Covered employees" are the Chief Executive Officer and the other four highest compensated officers who are employed as of the last day of the taxable year. The limit, however, does not apply to "qualified performance-based compensation." iPCS believes that awards of stock options, SARs and certain other "performance-based compensation" awards under the Amended Plan will qualify for the performance-based compensation exception to the deductibility limit. State income tax consequences may in some cases differ from those described above. Awards under the Amended Plan will in some instances be made to participants who are subject to tax in jurisdictions other than the United States and may result in income tax consequences differing from those described above.

        Any acceleration of the payment of grants and awards under the Amended Plan in the event of a change in control may cause all or part of the consideration to be treated as an "excess parachute payment" under the Code, which may subject a participant to a 20% excise tax and which may not be deductible by iPCS.

        The preceding discussion is based on U.S. income tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the Amended Plan. A participant may also be subject to state and local income taxes in connection with the grant of awards under the Amended Plan. iPCS suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

        Other Information.    The Plan became effective on July 20, 2004, and, subject to the right of iPCS's Board of Directors to amend or terminate the Amended Plan, will remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Amended Plan after the ten-year anniversary of the effective date of the Plan.

        The terms and conditions of each award, including the conditions that will apply upon termination of employment or directorship, will be set forth in award agreements, which can be amended by the Committee. The Amended Plan is not subject to ERISA and is not qualified under Section 401(a) of the Code.

        Set forth in the table below are the number of award grants under the Amended Plan, to each of the Named Executive Officers and certain groups of participants during the last completed year of iPCS. Future awards under the Amended Plan are not determinable.

	Plan Grants During Last Completed Year
Name and Position or Group	Stock Options	Restricted Stock Grants
Timothy M. Yager, Director, President and Chief Executive Officer	71,536	28,000
Stebbins B. Chandor, Jr., Executive Vice President and Chief Financial Officer	21,716	8,500
Conrad J. Hunter, Executive Vice President and Chief Operating Officer	85,000	20,000
John J. Peterman, Senior Vice President of Sales and Marketing	12,263	4,800
Craig A. Kinley, Senior Vice President of Engineering and Network Operations	12,263	4,800
Edmund L. Quatmann, Jr., Senior Vice President, General Counsel and Secretary	12,774	5,000
Alan G. Morse (former Chief Operating Officer)	0	0
All executive officers, as a group	215,552	71,100
All directors who are not executive officers, as a group	68,662	0
All employees, including all current officers who are not executive officers, as a group	91,464	5,600

        Approval of the iPCS, Inc. Second Amended and Restated 2004 Long-Term Incentive Plan requires the affirmative vote of at least a majority of the shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes, if any, will have no effect on the vote for this proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE iPCS, INC. SECOND AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 3)

        Our Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2008, and has recommended to the Board of Directors that the stockholders ratify such selection. Although stockholder ratification of our Audit Committee's action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of our independent registered public accounting firm and, if the stockholders do not ratify the selection, may reconsider its selection. Ratification of the appointment of an independent registered public accounting firm requires the affirmative vote of at least a majority of the shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. With respect to the ratification of the appointment of the independent registered public accounting firm of iPCS, abstentions from voting will have the same effect as voting against the proposal and broker non-votes, if any, will have no effect on the vote for this proposal.

        Representatives of Deloitte & Touche LLP, who are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

        We have been informed by Deloitte & Touche LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in us or any of our affiliates.

Principal Accounting Fees and Services.

        The following table presents fees billed to us by Deloitte & Touche LLP for the years ended December 31, 2007 and 2006:

	Year Ended December 31,
	2007	2006
	(In thousands)
Audit Fees	$1,388	$1,445
Audit-Related Fees	32	31
Tax Fees	131	249
All Other Fees	—	—

Total	$1,551	$1,725

        Audit Fees.    These fees relate to the audit and reviews of the consolidated financial statements and for other attest services primarily related to financial accounting consultations, comfort letters and consents related to registration statements.

        Audit-Related Fees.    These fees primarily relate to audits of employee benefit plans and accounting consultation for contemplated transactions, including due diligence.

        Tax Fees.    These fees relate to tax compliance, tax advice and tax planning.

        All Other Fees.    There were no other fees for the years ended December 31, 2007 and 2006.

        Our Audit Committee is responsible for appointing our independent registered public accounting firm and approving the terms of the independent registered public accounting firm's services. Our Audit Committee charter provides that the Audit Committee must review and pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm. Normally, pre-approval would be provided at regularly scheduled meetings of our Audit Committee or by way of a unanimous written consent. However, the authority to grant specific pre-approval between meetings, as necessary, may be delegated to one or more designated members of our Audit Committee whose decisions will be presented to the full Audit Committee at its next regularly scheduled meeting.

        During the years ended December 31, 2007 and 2006, all services performed by our independent registered public accounting firm were pre-approved by our Audit Committee.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS iPCS'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

        Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by iPCS. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2009 Annual Meeting of Stockholders if they are received by iPCS on or before December 12, 2008. Stockholder proposals must be directed to the Corporate Secretary, iPCS, Inc., at 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois 60195. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposal must be received by iPCS not later than the last date for submission of stockholder proposals under our bylaws. In order for a proposal to be "timely" under our bylaws, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of iPCS's bylaws, not later than February 23, 2009 and not earlier than January 22, 2009; provided, however, in the event that the 2009 Annual Meeting of Stockholders is not within 25 days before or after May 22, 2009, a proposal by a stockholder to be timely must be delivered not later than the close of business on the tenth day following the date on which timely notice was mailed or public announcement of the date of the 2009 Annual Meeting of Stockholders is first made.

ANNUAL REPORT ON FORM 10-K

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2007 is being distributed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. Our Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be deemed to be solicitation material. iPCS hereby undertakes to provide to any recipient of this proxy statement, upon his or her request, a copy of any of the exhibits to our Annual Report on Form 10-K. Requests for such copies should be directed in writing to Edmund L. Quatmann, Jr., Senior Vice President, General Counsel and Secretary, iPCS, Inc., at 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois 60195.

OTHER MATTERS

        Our Board of Directors knows of no other matters to be presented at the meeting. If any other matters come before the meeting, it is the intention of the persons named as proxies to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Edmund L. Quatmann, Jr. Senior Vice President, General Counsel and Secretary
April 11, 2008 Schaumburg, Illinois

ANNEX A

iPCS, INC.

SECOND AMENDED AND RESTATED
2004 LONG-TERM INCENTIVE PLAN

SECTION 1
GENERAL

        1.1    Purpose and History.    The iPCS, Inc. 2004 Long-Term Incentive Plan (the "Plan") was established as of the date of the reorganization of iPCS, Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term stockholder return. The Plan was amended and restated in 2006 and the following provisions constitute an amendment and restatement of the Plan subject to the approval of the Company's stockholders at the 2008 annual stockholders' meeting. The Plan as set forth herein is sometimes referred to as the "Second Amended and Restated Plan".

        1.2    Participation.    For purposes of the Plan, a "Participant" is any person to whom an Award is granted under the Plan. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan.

        1.3    Operation, Administration, and Definitions.    The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8).

SECTION 2
OPTIONS AND SARS

        2.1    Definitions.

          (a)   The grant of an "Option" under the Plan entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee at the time the Option is granted. Any Option granted under this Section 2 may be either an incentive stock option (an "ISO") or a non-qualified option (an "NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

          (b)   The grant of a stock appreciation right (an "SAR") under the Plan entitles the Participant to receive, in cash or Stock (as determined in accordance with the terms of the Plan), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee at the time the SAR is granted.

        2.2    Exercise Price.    The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee, or shall be determined by a method established by the Committee, at the time the Option or SAR is granted; provided, however, that such Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

        2.3    Exercise/Vesting.    Except as otherwise expressly provided in the Plan, an Option or SAR shall become vested and exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable Award Agreement; provided, however, that notwithstanding any vesting dates set by the Committee in such Award Agreement, the Committee may, in its sole discretion, accelerate the exercisability of any Option or SAR, which acceleration shall not affect the terms and conditions of such Option or SAR other than with respect to exercisability. If an Option or SAR is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option or SAR expires. No Option or SAR may be exercised after the Expiration Date applicable to that Option or SAR.

        2.4    Payment of Option Exercise Price.    The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

          (a)   Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after exercise).

          (b)   Subject to applicable law, the Exercise Price shall be payable in cash or cash equivalents, by tendering, by either actual delivery or by attestation, shares of Stock acceptable to the Committee and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

          (c)   Subject to applicable law and the procedures established by the Committee, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding result in from such exercise.

        2.5    Post-Exercise Limitations.    The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option or SAR as it determines to be desirable, including, without limitation, restrictions relating to the disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant and such other factors as the Committee determines to be appropriate.

        2.6    No Repricing.    Except for either adjustments pursuant to subsection 4.3 (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company's stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company for cash (other than pursuant to subsection 4.5), other Awards, or as consideration for the grant of a replacement Option or SAR with a lower exercise price. In addition, no repricing of an Option or SAR shall be permitted without the approval of the Company's stockholders if such approval is required under the rules of any stock exchange on which such shares of Stock are listed.

        2.7    Required Notice of ISO Share Disposition.    Each Participant who is awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the date of grant of the ISO or (b) one year after the date the Participant acquired the Stock upon exercise of the ISO.

        2.8    Limits on ISOs.    Notwithstanding anything to the contrary in this Section 2, if an ISO is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary, the option period shall not exceed five years from the date of grant of such ISO and the Exercise Price shall be at least 110 percent of the Fair Market Value of the Stock subject to the ISO (determined on the date of grant). To the extent that the aggregate fair market value of shares of Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Subsidiaries) exceeds $100,000, such Options shall be treated as NQOs to the extent required by section 422 of the Code.

        2.9    Expiration Date.    The "Expiration Date" with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of grant. In no event shall the Expiration Date of an Option or SAR be later than the ten-year anniversary of the date on which the Option or SAR is granted.

SECTION 3
FULL VALUE AWARDS AND CASH INCENTIVE AWARDS

        3.1    Definitions.

          (a)   A "Full Value Award" is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future (other than the grant of an Option or SAR), with such grant subject to one or more of the following, as determined by the Committee:

              (i)  The grant shall be in consideration of a Participant's previously performed services, or surrender of other compensation that may be due.

             (ii)  The grant shall be contingent on the achievement of performance or other objectives during a specified period.

            (iii)  The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

            (iv)  The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including dividend or dividend equivalent rights and deferred payment or settlement.

          (b)   A "Cash Incentive Award" is the grant of a right (other than the grant of an SAR) to receive a payment of cash (or in the discretion of the Committee, shares of Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

        3.2    Special Vesting Rules.    If an employee's right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Related Companies, without achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than three years (subject, to the extent provided by the Committee, to pro rated vesting over the course of such three year period and to acceleration of vesting in the event of the Participant's death, disability, retirement, Change in Control or involuntary termination). The foregoing requirements shall not apply to (a) grants made to newly eligible Participants to replace awards from a prior employer and (b) grants that are a form of payment of earned performance awards or other incentive compensation.

        3.3    Performance-Based Compensation.    The Committee may designate a Full Value Award or Cash Incentive Award granted to any Participant as "Performance-Based Compensation" within the meaning of section 162(m) of the Code and regulations thereunder. To the extent required by section 162(m) of the Code, any Full Value Award or Cash Incentive Award so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee and the following additional requirements shall apply:

  (a)
  The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under section 162(m) of the Code), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the Performance Measures.

  (b)
  A Participant otherwise entitled to receive a Full Value Award or Cash Incentive Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection 3.3(b), such exercise of discretion may not result in an increase in the amount of the payment.

  (c)
  To the extent provided by the Committee, if a Participant's employment terminates because of death or disability, or if a Change in Control occurs prior to the Participant's termination date, the Participant's Full Value Award or Cash Incentive Award shall become vested without regard to whether the Full Value Award or Cash Incentive Award would be Performance-Based Compensation.

        Nothing in this Section 3 shall preclude the Committee from granting Full Value Awards or Cash Incentive Awards under the Plan or the Committee, the Company or any Related Company from granting any Cash Incentive Awards outside of the Plan that are not intended to be Performance-Based Compensation; provided, however, that, at the time of grant of Full Value Awards or Cash Incentive Awards by the Committee, the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation. To the extent that the provisions of this Section 3 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of the Award, if any, that is not intended to constitute Performance-Based Compensation.

SECTION 4
OPERATION AND ADMINISTRATION

        4.1    Effective Date.    The Plan shall be effective as of the effective date of the Company's plan of reorganization (the "Effective Date"); provided, however, that no Awards shall be made under this Second Amended and Restated Plan unless and until it has been approved by the Company's stockholders. The Plan shall be unlimited in duration and, in the event of Plan termination, the terms of the Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

        4.2    Shares and Other Amounts Subject to Plan.    The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

          (a)   The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or, to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

          (b)   Subject to the provisions of subsection 4.3, the maximum number of shares of Stock that may be subject to Awards under the Plan shall be equal to 2,692,630 shares of Stock. Shares of Stock covered by an Award shall only be counted as used to the extent that they are actually issued. A share of Stock issued in connection with any Award under the Plan shall reduce the total number of shares of Stock available for issuance under the Plan by one; provided, however, that a share of Stock issued in connection with any Full Value Award under the Plan shall reduce the total number of shares of Stock available for issuance under the Plan by 1.78. Except as otherwise provided herein, any shares of Stock related to an Award which terminates by expiration, forfeiture, cancellation or otherwise without issuance of shares of Stock, which is settled in cash in lieu of shares of Stock, or which is exchanged with the Committee's permission, prior to the issuance of shares of Stock, for Awards not involving shares of Stock, shall again be available for issuance under the Plan. The following shares of Stock, however, may not again be made available for issuance as Awards under the Plan: (i) shares of Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) shares of Stock used to pay the Exercise Price or withholding taxes relating to an outstanding Award, or (iii) shares of Stock repurchased on the open market with the proceeds of the Exercise Price.

          (c)   Except as expressly provided by the terms of this Plan, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

          (d)   To the extent provided by the Committee, any Award may be settled in cash rather than Stock.

          (e)   Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 2,692,630 shares; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.

          (f)    The maximum number of shares of Stock that may be covered by Awards granted to any one Participant during any one calendar-year period pursuant to Section 2 (relating to Options and SARs) shall be 638,716 shares.

          (g)   For Full Value Awards that are intended to be Performance-Based Compensation, no more than 383,229 shares of Stock may be subject Awards granted to any one Participant during any one-calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided, however, that:

              (i)  If the Awards are denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Stock into cash.

             (ii)  Any adjustment in the number of shares of Stock or amount of cash delivered to reflect actual or deemed investment experience shall be disregarded.

           (h)  For Cash Incentive Awards that are intended to be Performance-Based Compensation, the maximum amount payable to any Participant with respect to any performance period shall equal $2,000,000 (pro rated for performance periods that are greater or lesser than twelve months); provided, however, that:

              (i)  If the Awards are denominated in cash but an equivalent amount of Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Stock.

             (ii)  Any adjustment in the number of shares of Stock or amount of cash delivered to reflect actual or deemed investment experience shall be disregarded.

        4.3    Adjustment to Shares.    In the event of a corporate transaction involving the Company, the Committee shall adjust Awards when an equitable adjustment is required to preserve the benefits or potential benefits of the Awards and the Committee may adjust Awards in other situations (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares). Action by the Committee may include, in its sole discretion: (a) adjustment of the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares that may be granted to an individual during any specified time as described in subsection 4.2); (b) adjustment of the number and kind of shares subject to outstanding Awards; (c) adjustment of the Exercise Price of outstanding Options and SARs; and (d) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (i) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the Stock subject to the Option or SAR at the time of the transaction over the Exercise Price).

        4.4    General Restrictions.    Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

          (a)   Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

          (b)   In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

          (c)   To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

        4.5    Withholding.    All Awards and other payments and distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other payments or benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of shares of Stock which the Participant already owns; or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, provided, however, that previously-owned shares of Stock that have been held by the Participant or to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rather that will not have a negative accounting impact).

        4.6    Grant and Use of Awards.    In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to subsection 2.6 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the provisions of subsection 2.2, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company or a Related Company assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award and provided that all requirements of section 409A of the Code are satisfied.

        4.7    Settlement of Awards.    The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents; provided, however, that dividend equivalents may not be granted with respect to Options or SARs. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

        4.8    Transferability.    Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. In no event, however, shall any Award be transferred for value. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant.

        4.9    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        4.10    Agreement With Company or Related Company.    An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

        4.11    Action by Company or Related Company.    Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

        4.12    Gender and Number.    Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

        4.13    Limitation of Implied Rights.

          (a)   Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

          (b)   The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and shares of Stock are registered in his name.

        4.14    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

        4.15    Payments to Persons Other Than Participants.    If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

        4.16    Governing Law.    The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware.

        4.17    Severability.    If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 5
CHANGE IN CONTROL

        Subject to the provisions of subsection 4.3 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award:

          (a)   If a Participant who is employed by (or a director of or consultant to) the Company or an Affiliate at the time of a Change in Control then holds one or more outstanding Options, all such Options then held by the Participant shall become fully exercisable on and after the date of the Change in Control (subject to the expiration provisions otherwise applicable to the Options), and any Stock purchased by the Participant under such Option following such Change in Control shall be fully vested upon exercise.

          (b)   If a Participant who is employed by the Company or an Affiliate at the time of a Change in Control then holds one or more outstanding SARs, all such SARs shall become fully exercisable on and after the date of the Change in Control (subject to the expiration provisions otherwise applicable to the SARs), and any cash or stock acquired by the Participant under such SAR following such Change in Control shall be fully vested upon exercise.

          (c)   If a Participant who is employed by the Company or an Affiliate at the time of a Change in Control then holds one or more Full Value Awards or Cash Incentive Awards, such Awards shall become fully vested on the date of the Change in Control; provided that, if the amount of the award or the vesting is to be determined based on the level of performance achieved, the target level of performance shall be deemed to have been achieved.

SECTION 6
COMMITTEE

        6.1    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 6. So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements. Any Award granted under the Plan which is intended to constitute Performance-Based Compensation (including Options and SARs) shall be granted by a Committee consisting solely of two or more "outside directors" within the meaning of section 162(m) of the Code and applicable regulations. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

        6.2    Powers of Committee.    The Committee's administration of the Plan shall be subject to the following:

          (a)   Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to amend, cancel, or suspend Awards.

          (b)   To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

          (c)   Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

          (d)   Subject to the terms and conditions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (e)   Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

          (f)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

        6.3    Delegation by Committee.    Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

        6.4    Information to be Furnished to Committee.    The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

        6.5    Committee Liability.    No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

SECTION 7
AMENDMENT AND TERMINATION

        The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement or cancel any Award thereto for granted, prospectively or retroactively, provided that no amendment, cancellation or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that adjustments pursuant to subsection 4.3 shall not be subject to the foregoing limitations of this Section 7; and further provided, that the provisions of subsection 2.6 (relating to repricing) cannot be amended unless the amendment is approved by the Company's stockholders; and further provided, that no such amendment or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan

(including as necessary to comply with any applicable stock exchange listing requirement or to prevent the Company from being denied a tax deduction on account of section 162(m) of the Code).

SECTION 8
DEFINED TERMS

        In addition to the other definitions contained herein, the following definitions shall apply:

          (a)    Award.    The term "Award" means any, individually or collectively, award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Full Value Awards, and Cash Incentive Awards.

          (b)    Board.    The term "Board" means the Board of Directors of the Company.

          (c)    Change in Control.    Except as otherwise provided by the Committee in an Award Agreement, the term "Change in Control" shall be as defined in Exhibit A to the Plan.

          (d)    Code.    The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

          (e)    Eligible Individual.    The term "Eligible Individual" means any employee of the Company or a Related Company, and any consultant, director, or other person providing services to the Company or a Related Company, or an entity which is a wholly owned alter ego of such employee, consultant, director or other person; provided, however, that an ISO may only be granted to an employee of the Company or a Subsidiary. An Award, other than an ISO, may be granted to an employee, consultant, director or other person providing services, or an entity which is a wholly owned alter ego of such employee, consultant, director or other person, in connection with hiring, retention or otherwise, prior to the date such individual (or entity) first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date such individual (or entity) first performs such services. With respect to any director (a "Designated Director") who is (i) designated or nominated to serve as a director by a stockholder of the Company and (ii) an employee of such stockholder of the Company (the "Employing Stockholder"), then, at the irrevocable election of the Employing Stockholder, the "Eligible Individual" for purposes of the grant of Awards under the Plan on behalf of the service of the Designated Director shall be the Employing Stockholder (or one of its affiliates). To the extent such election is made, the Designated Director shall have no rights hereunder as a Participant with respect to such Award.

          (f)    Exchange Act.    The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (g)    Fair Market Value.    Except as otherwise provided by the Committee, for purposes of determining the "Fair Market Value" of a share of Stock as of any date, the following rules shall apply:

              (i)  If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the "Fair Market Value" as of that date shall be the reported closing price of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

             (ii)  If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, then the "Fair Market Value" as of that date shall be the closing price for the Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by Pink Sheets LLC or a comparable service.

            (iii)  If the day is not a business day, and as a result, paragraphs (i) and (ii) above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

          (h)    Performance Measures.    For purposes of the Plan, the term "Performance Measures" means performance targets based on one or more of the following criteria: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment; return on invested capital; return on equity; or return on assets); increase in revenue, operating or net cash flows (or revenue, operating or net cash flows on a per share basis); cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals, financing goals, subscriber goals, subscriber revenues, and goals relating to acquisitions or divestitures. Performance Measures may be based on the performance of the Company as a whole or of any one or more business units of the Company and may be measured relative to a peer group or an index. The terms of any such Award may provide that partial achievement of the Performance Measures may result in a payment or vesting based upon the degree of achievement. In establishing any Performance Measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, in the Management Discussion and Analysis section of the Company's annual report or, with respect to EBITDA, furnished to the Securities and Exchange Commission on Form 8-K: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; (iv) mergers or acquisitions, or (v) stock-based compensation expense. To the extent not specifically excluded, such effects shall be included in any applicable Performance Measure.

          (i)    Related Company.    The term "Related Company" means any corporation, partnership, joint venture or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee.

          (j)    Subsidiary.    The term "Subsidiary" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

          (k)    Stock.    The term "Stock" means shares of common stock, par value $0.01, of the Company.

EXHIBIT A

For purposes of the Plan, "Change of Control" means the occurrence of any of the following events:

        (a)   the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than a Permitted Holder (as defined below);

        (b)   the adoption of a plan relating to the liquidation or dissolution of the Company;

        (c)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) (other than a Permitted Holder or any entity formed for the purpose of owning the stock of the Company) becomes the Beneficial Owner (as defined below), directly or indirectly, of more than 50% of the Voting Stock (as defined below) of the Company, measured by voting power rather than number of shares; or

        (d)   the first day on which a majority of the members of the Board are not Continuing Directors.

Notwithstanding the foregoing, a public offering of common stock of the Company pursuant to a registration statement shall not constitute a "Change of Control."

Capitalized terms used in this Exhibit A that are not otherwise defined shall have the meaning set forth in the Plan. In addition, the following capitalized terms used in this Exhibit A shall have the following meanings:

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

        "Capital Stock" means:

        (a)   in the case of a corporation, corporate stock;

        (b)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

        (c)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

        (d)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Continuing Directors" means, as of any date of determination, any member of the Board who (i) was a member of such Board on April 30, 2004, or (ii) was nominated for election or elected to such Board with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Permitted Holder" shall mean The Blackstone Group, The TCW Group, Inc. and American International Group, Inc. and their respective Affiliates (other than their respective portfolio companies).

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

Ext-1

        "Subsidiary" means, with respect to the Company:

        (a)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company (or a combination thereof); and

        (b)   any partnership (i) the sole general partner or the managing general partner of which is the Company or a Subsidiary of the Company or (ii) the only general partners of which are the Company or one or more Subsidiaries of the Company (or any combination thereof).

        "Voting Stock" as of any date means the stock of the Company that is at the time entitled to vote in the election of the Board.

Ext-2

iPCS, INC.	Shareholder Meeting to be held on 5/22/08
** IMPORTANT NOTICE **	Proxy Material Available
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Meeting Information		How To Vote
Meeting Type:	Annual
Meeting Date:	5/22/08	Vote In Person
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

Voting items

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” ITEMS 1, 2 AND 3.

1.	ELECTION OF DIRECTORS
	Nominees:
	01)	Timothy M. Yager	05)	Kevin M. Roe
	02)	Timothy G. Biltz	06)	Mikal J. Thomsen
	03)	Jeffrey W. Jones	07)	Nicholas J. Vantzelfde
	04)	Ryan L. Langdon	08)	Eric L. Zinterhofer

2.    Approval of the iPCS, Inc. Second Amended and Restated 2004 Long-Term Incentive Plan, including the reservation of an additional 600,000 shares of common stock that may be issued as awards under the Plan.

3.    Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008.

4.    The proxies are authorized to vote in their discretion upon all such other matters as may properly come before the Annual Meeting.

iPCS, INC. 1901 N. ROSELLE ROAD SUITE 500 SCHAUMBURG, ILLINOIS 60195

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date of meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by iPCS, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to iPCS, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	IPCSI1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

iPCS, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.
Vote on Directors				☐	☐	☐
1.	ELECTION OF DIRECTORS
	Nominees:
	01)	Timothy M. Yager	05)	Kevin M. Roe
	02)	Timothy G. Blitz	06)	Mikal J. Thomsen
	03)	Jeffrey W. Jones	07)	Nicholas J. Vantzelfde
	04)	Ryan L. Langdon	08)	Eric L. Zinterhofer

Vote on Proposals
							For	Against	Abstain
2.

Approval of the iPCS, Inc. Second Amended and Restated 2004 Long-Term Incentive Plan, including the reservation of an additional 600,000 shares of common stock that may be issued as awards under the Plan.

							☐	☐	☐

3.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008.						☐	☐	☐

4.	The proxies are authorized to vote in their discretion upon all such other matters as may properly come before the Annual Meeting.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3.  If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

MATERIALS ELECTION
As of July 1, 2007, SEC rules permit companies to send you a Notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.

				☐

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

iPCS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 22, 2008

The stockholder(s) hereby appoint(s) Timothy M. Yager, Stebbins B. Chandor, Jr. and Edmund L. Quatmann, Jr., or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of iPCS, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at The Hyatt Regency O’Hare, 9300 W. Bryn Mawr Avenue, Rosemont, Illinois, on May 22, 2008, at 9:00 A.M. CT, and at any and all adjournments, postponements, continuations or reschedulings thereof (the “Annual Meeting”), with all the powers the undersigned would possess if personally present at the Annual Meeting, as directed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

TABLE OF CONTENTS
ELECTION OF DIRECTORS OF iPCS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards for Fiscal Year 2007
Outstanding Equity Awards at December 31, 2007
Option Exercises and Stock Vested in 2007
Equity Compensation Plan Information
Potential Payments upon Termination or Change-in-Control at December 31, 2007
2007 Director Compensation Table
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
ELECTION OF DIRECTORS OF iPCS (PROPOSAL 1)
APPROVAL OF THE iPCS, INC. SECOND AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN (PROPOSAL 2)
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 3)
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS
  ANNEX A
EXHIBIT A